Exhibit 4.6

WINDSTREAM 401(k) PLAN

(January 1, 2015 Restatement)

i

TABLE OF CONTENTS

PREAMBLE		1
ARTICLE I DEFINITIONS		2
1.01	Beneficiary	2
1.02	Board of Directors	2
1.03	Catch-Up Contributions	2
1.04	Code	2
1.05	Committee or Benefits Committee	2
1.06	Company	2
1.07	Compensation	2
1.08	Controlled Group	6
1.09	Effective Date	6
1.10	Eligible Employee	6
1.11	Employee	6
1.12	Employer	7
1.13	Employer Contribution	7
1.14	ERISA	7
1.15	ESOP Feature	7
1.16	Highly Compensated Employee	7
1.17	Hour of Service	8
1.18	Investment Fund	8
1.19	Matching Employer	9
1.20	Nonhighly Compensated Employee	9
1.21	Normal Retirement Age	9
1.22	Participant	9
1.23	Plan	9
1.24	Plan Administrator	9
1.25	Plan Year	9
1.26	Prior Plan	9
1.27	Reemployment Commencement Date	9
1.28	Safe Harbor Employer Matching Contribution	10
1.29	Rollover Contribution	10
1.30	Salary Deferral Contribution	10
1.31	Separate Account	10
1.32	Settlement Date	10
1.33	Spouse	10
1.34	Sub‑Account	10
1.35	Supplemental Employer Matching Contribution	10
1.36	Total and Permanent Disability	10
1.37	Trust	10
1.38	Trust Agreement	11
1.39	Trustee	11
1.40	Trust Fund	11
1.41	Valuation Date	11
ARTICLE II ADMINISTRATION		12
2.01	Plan Administrator	12

2.02	Allocation of Authority and Responsibility Among Named Fiduciaries	12
2.03	Rights, Powers and Duties of the Plan Administrator	12
2.04	Discharge of Duties	13
2.05	Limitations on Liability and Indemnification	13
2.06	Compensation and Expenses	14
2.07	Administrative Expenses	14
ARTICLE III GENERAL PROVISIONS		15
3.01	Adoption of the Plan by Other Employers	15
3.02	No Contract of Employment	15
3.03	Restrictions Upon Assignments and Creditor's Claims	15
3.04	Facility of Payment	16
3.05	Restriction of Claims Against Trust	16
3.06	Benefits Payable from Trust	16
3.07	Merger and Transfer of Assets or Liabilities	16
3.08	Applicable Law	17
3.09	Reversion of Employer Contributions	17
3.10	Qualified Uniformed (Military) Service Rights	17
3.11	Electronic Disclosure and Signatures	17
3.12	404(c) Protection	18
3.13	Duty to Furnish Information and Documents	18
3.14	Section 16 of the Securities Exchange Act of 1934.	18
ARTICLE IV CLAIMS PROCEDURES		19
4.01	Claim for Benefits	19
4.02	Review	20
4.03	Exhaustion of Remedies	21
4.04	Grounds for Judicial Review	21
4.05	Correction of Erroneous Payments and Overpayments	21
4.06	Plan Correction Procedures	22
ARTICLE V AMENDMENT AND TERMINATION		23
5.01	Amendment and Termination of the Plan	23
5.02	Procedure Upon Termination	23
5.03	Non‑Forfeitability Upon Termination of Plan	24
5.04	Reorganization	24
5.05	Withdrawal of an Employer	24
ARTICLE VI TRUST AGREEMENT AND TRUST FUND		26
6.01	Trust Agreement and Trust Fund	26
6.02	Irrevocability	26
6.03	Benefits Payable Only from Trust Fund	26
6.04	Optional Provision for Benefits	26
6.05	Commingling Authorized	26
ARTICLE VII LIMITATIONS ON CONTRIBUTIONS		28
7.01	Definitions	28
7.02	Code Section 402(g) Limit	34
7.03	Distribution of Excess Deferrals	35
7.04	Limitation on Salary Deferral and Employer Matching Contributions of Highly Compensated Employees	35
7.05	Code Section 415 Limitations on Crediting of Contributions and Forfeitures	37

7.06	Coverage Under Other Qualified Defined Contribution Plan	38
7.07	Scope of Limitations	38
7.08	Aggregation and Separate Testing Rules	38
ARTICLE VIII TOP‑HEAVY PROVISIONS		41
8.01	Definitions	41
8.02	Applicability	43
8.03	Minimum Employer Contribution	43
8.04	Coordination with Other Plans	44
8.05	Accelerated Vesting	44
ARTICLE IX SERVICE AND VESTING		45
9.01	Crediting of Hours of Service	45
9.02	Full Vesting	45
9.03	Amendments to Vesting Schedule	45
ARTICLE X ELIGIBILITY AND PARTICIPATION		46
10.01	Eligibility and Participation	46
10.02	Termination and Rehiring	46
10.03	Duration of Participation	46
ARTICLE XI INVESTMENT FUNDS, ACCOUNTING, AND SEPARATE ACCOUNTS		47
11.01	Investment Funds	47
11.02	Participant Loans	47
11.03	Participant Investment Elections	47
11.04	Change of Investment Elections	48
11.05	Transfers Among Investment Funds	48
11.06	Allocation of Earnings or Losses to Separate Accounts	48
11.07	Separate Accounts	48
11.08	Sub‑Accounts	49
11.09	No Participant Investment Election	49
11.10	Special ESOP Provisions	49
ARTICLE XII SALARY DEFERRAL CONTRIBUTIONS AND ROLLOVER CONTRIBUTIONS		53
12.01	Salary Deferral Contributions	53
12.02	Amount of Salary Deferral Contributions	53
12.03	Changes in Salary Reduction Agreement	53
12.04	Suspension of Salary Deferral Contributions	54
12.05	Resumption of Salary Deferral Contributions	54
12.06	Delivery and Crediting of Salary Deferral Contributions	54
12.07	Limitations on Salary Deferral Contributions	54
12.08	Rollover Contributions	54
12.09	Catch-Up Contributions	55
12.10	Contributions Limited to Effectively Available Compensation	56
ARTICLE XIII EMPLOYER CONTRIBUTIONS AND ALLOCATIONS		57
13.01	Safe Harbor Employer Matching Contributions	57
13.02	Supplemental Employer Matching Contributions	57
13.03	Timing of Employer Contributions	58
13.04	Suspense Account Reduction	58
13.05	Limitations on Employer Contributions	58
13.06	Overriding Provisions Regarding Collective Bargaining Agreements	58

13.07	Form of Matching Contributions	59
ARTICLE XIV DISTRIBUTIONS		60
14.01	Distributions	60
14.02	Distributions to Beneficiaries	60
14.03	Administrative Powers Relating to Payments	60
14.04	Reemployment	60
14.05	Inability to Locate Payee	60
ARTICLE XV FORMS OF PAYMENT		62
15.01	Method of Distribution	62
15.02	Consent and Timing	62
15.03	Notice Regarding Distribution	62
15.04	Small Benefit Cash Out	63
15.05	Direct Rollover Requirements	63
15.06	Amount and Timing of Distribution	64
15.07	Form of Election	65
ARTICLE XVI MINIMUM REQUIRED DISTRIBUTIONS		66
16.01	General Rules	66
16.02	Time and Manner of Distribution	66
16.03	Required Minimum Distributions During Participant's Lifetime	68
16.04	Required Minimum Distributions After Participant's Death	68
16.05	Definitions	70
ARTICLE XVII BENEFICIARIES		71
17.01	Designation of Beneficiary	71
17.02	Spousal Consent Requirements	71
17.03	No Beneficiary	71
17.04	Reliance	71
ARTICLE XVIII LOANS		73
18.01	Application for Loan	73
18.02	Reduction of Account Upon Distribution	73
18.03	Requirements to Prevent a Taxable Distribution	73
18.04	Administration of Loans	74
18.05	Default	74
ARTICLE XIX IN‑SERVICE WITHDRAWALS		76
ARTICLE XX MERGER OF CERTAIN PLANS INTO THE PLAN		79
20.01	In General	79
20.02	Transfer of Accounts from Alltel Corporation 401(k) Plan to the Plan	79
20.03	Merger of Valor Telecommunications Southwest, LLC Savings Plan	81
20.04	Merger of Windstream Profit-Sharing Plan	81
20.05	Merger of The Concord Telephone Company Employees' Savings Plan	81
20.06	Merger of the Lexcom 401(k) Plan	82
20.07	Merger of the D&E Communications, Inc. Employees' 401(k) Savings Plan	82
20.08	Merger of the Conestoga Telephone & Telegraph Local 1671 Tax Deferred Retirement Plan	83
20.09	Merger of the NuVox Communications, Inc. Profit Sharing 401(k) Plan	84
20.10	Merger of the Iowa Telecom Savings Plan	85
20.11	Merger of the Iowa Telecom Hourly Savings Plan	85
20.12	Merger of the Hosted Solutions Acquisition, LLC 401(k) Plan	86

v

20.13	Merger of the PAETEC Holding Corp. 401(k) Plan	87
20.14	Transfer of Accounts from Network Telephone 401(k) Profit Sharing Plan to the Plan	87
20.15	Merger of the BOB, LLC 401(k) Plan	87
ARTICLE XXI EFFECTIVE DATES		89
21.01	Effective Date	89
21.02	PPA and Other Legislation Effective Dates	89
APPENDIX A Supplemental Formula(s) for Employees Covered by Collective Bargaining Agreement		90
APPENDIX B Merger of Windstream Profit-Sharing Plan Into the Plan		98
ARTICLE BI MERGER PROVISIONS		98
B1.01	Definitions	98
B1.02	Merger	99
B1.03	Accounts	99
B1.04	Loans	100
B1.05	2006 Plan Year Contribution	100
B1.06	Vesting	100
B1.07	Beneficiary Designation	100
ARTICLE BII SERVICE, VESTING, AND FORFEITURES		102
B2.01	Crediting of Hours of Service	102
B2.02	Limitations on Crediting of Hours of Service	103
B2.03	Department of Labor Rules	103
B2.04	Years of Vesting Service	104
B2.05	Vesting Following Break in Service	104
B2.06	Forfeitures	104
B2.07	Restoration of Certain Forfeitures on Reemployment	105
B2.08	Election of Former Vesting Schedule	105
B2.09	Vesting Provision for Yellow Pages Employees	106
APPENDIX C		107
C1.01	Merger	107
C1.02	Accounts	108
C1.03	Forfeitures	108
C1.04	Beneficiary Designations	108
C2.01	Money Purchase Pension Sub-Account	109
C2.02	Definitions	109
C2.03	Form of Payment	110
C2.04	Notice	111

WINDSTREAM 401(k) PLAN
(January 1, 2015 Restatement)

PREAMBLE

The Company established the Windstream 401(k) Plan effective as of July 1, 2006. The Company hereby amends and restates the Plan effective as of January 1, 2015, except as otherwise specifically provided.
Except for the portion of the Plan that is held at any one time in the Windstream Stock Fund, the Plan is intended to qualify as a profit-sharing plan for all purposes of the Code, ERISA and any other relevant purpose, notwithstanding that contributions may or may not be made without regard to current or accumulated profits of the employer and without regard to whether contributions may or may not be discretionary. The portion of the Plan that is held at any one time in the Windstream Stock Fund is designated as an "employee stock ownership plan" within the meaning of Section 4975(e)(7) of the Code designed to invest primarily in Windstream Holdings, Inc. stock and is intended to qualify under Section 401(a) of the Code as a stock bonus plan. The Plan includes a cash or deferred arrangement that is intended to qualify under Section 401(k) of the Code. The Plan, where participant investment election is provided, is intended to be an "ERISA Section 404(c) plan" as defined in Section 2550.404c-1(b) of the Department of Labor Regulations and an "eligible individual account plan" within the meaning of Section 407(d)(3) of ERISA. The Plan is maintained for the exclusive benefit of eligible employees and their beneficiaries.

ARTICLE 1
DEFINITIONS
Whenever used herein with the initial letter capitalized, the following words and phrases shall have the following meanings unless a different meaning is plainly required by the context. For purposes of construction of the Plan, the masculine term shall include the feminine and the singular shall include the plural in all cases in which they could thus be applied.

1.01	Beneficiary
The person or persons entitled under the provisions of the Plan to receive distribution hereunder in the event the Participant dies before receiving distribution of his entire vested interest under the Plan.

1.02	Board of Directors
The Board of Directors of the Company.

1.03	Catch-Up Contributions
The amount contributed to the Plan on a Participant's behalf by his Employer in accordance with his salary reduction agreement under Section 12.09 of the Plan and Section 414(v) of the Code.

1.04	Code
The Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

1.05	Committee or Benefits Committee
The Benefits Committee established by Windstream Services, LLC.

1.06	Company
Windstream Services, LLC, and its successor or successors.

1.07	Compensation

(a)	For the Plan Year ending December 31, 2015:
The sum of: (i) the amounts actually paid to an Eligible Employee by the Employer for services rendered as reported on the Eligible Employee's federal income tax withholding statement (Form W-2) or its subsequent equivalent for the applicable calendar year; exclusive however, of any such amounts that would not be subject to tax (for the purposes of the Federal Insurance Contributions Act) under Section

3101(a) of the Code without the dollar limitation of Section 3121(a)(1) of the Code, exclusive of relocation pay, any non-cash compensation other than management incentive compensation plan (“MICP”) and short term incentive compensation (“STIC”) payments made in Windstream Holdings, Inc. stock, and allowances for cost-of-living other than allowances for international cost-of-living, and exclusive of deferred compensation whether in the year deferred or in the year earned or actually paid; and (ii) any amounts that would have been includible in the Employee's Compensation as described in (a) above for such calendar year if they had not received special tax treatment because they were deferred by the Eligible Employee under the Plan through a salary reduction agreement pursuant to Section 401(k) of the Code or Section 132(f) of the Code or under a "cafeteria plan" as defined in Section 125 of the Code.
If a Participant has a severance of employment (as defined in Treasury Regulations Section 1.415(a)-1(f)(5)) with an Employer and all other members of the Controlled Group, Compensation shall not include amounts received by the Participant following such severance of employment except as provided below:

(i)
Compensation shall include amounts that would otherwise have been paid to the Participant in the course of his employment and are regular compensation for services during the Participant's regular working hours, compensation for services outside the Participant's regular working hours (such as overtime or shift differential pay), commissions, bonuses, or other similar payments, but only to the extent such amounts (1) would have been paid to the Employee (and includable in Compensation) prior to a severance from employment if his employment had continued, and (2) are paid before the later of (a) the close of the "limitation year" (as defined in Section 7.01) in which the Participant's severance from employment occurs or (b) within 2 ½ months of such severance.

(ii)
Compensation shall include amounts that are payments for unused accrued bona fide sick, vacation or other leave, but only if (1) the Participant would have been able to use such leave if his employment had continued, (2) such amounts would have been paid to the Employee (and includable in Compensation) prior to a severance from employment if his employment had continued, and (3) such amounts are paid before the later of (a) the close of the "limitation year" (as defined in Section 7.01) in which the Participant's severance from employment occurs or (b) within 2 ½ months of such severance.

In no event, however, shall the Compensation of a Participant taken into account under the Plan for a Plan Year exceed the dollar limitation under Section 401(a)(17)(A) of the Code, subject to adjustment annually as provided in Section 401(a)(17)(B) and Section 415(d) of the Code.

(b)	For Plan Years beginning on and after January 1, 2016:
Treas. Reg. 1.414(s)-1(c)(3) Safe Harbor - Adjusted Treas. Reg. 1.415(c)-2(d)(2). Wages, salaries, fees for professional services, and all other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with an Employer to the extent the amounts are includible in gross income of the Employee (or to the extent amounts would have been received and includible in gross income but for an election under Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b) of the Code) and, in the case of an Employee who is an employee within the meaning of Section 401(c)(1) of the Code and regulations promulgated under Section 401(c)(1) of the Code, the Employee’s earned income (as described in Section 401(c)(2) of the Code and regulations promulgated under Section 401(c)(2) of the Code), plus amounts deferred at the election of the Employee that would be includible in gross income but for the rules of Section 402(e)(3), 402(h)(1)(B), 402(k) or 457(b); provided, however, that notwithstanding the foregoing, the following amounts are excluded: (i) contributions (other than elective contributions described in Section 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b) of the Code) made by the Employer to a plan of deferred compensation (including a simplified employee pension described in Section 408(k) of the Code or a simple retirement account described in Section 408(p) of the Code, and whether or not qualified) to the extent the contributions are not includible in the gross income of the Employee for the taxable year in which contributed, (ii) any distributions from a plan of deferred compensation, whether or not qualified and regardless of whether such amounts are includible in the gross income of the Employee when distributed, (iii) amounts realized from the exercise of a nonstatutory option or when restricted stock or other property held by the Employee either becomes freely transferable or is no longer subject to substantial risk of forfeiture, (iv) amounts received from the sale, exchange or other disposition of stock acquired under a statutory stock option, (v) other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee and are not salary reduction amounts that are described in Section 125 of the Code), (vi) other items that are similar to the items listed in (i) through (v) above, (vii) amounts described in Section 104(a)(3), 105(a) or 105(h) of the Code to the extent includible in gross income, (viii) amounts paid or reimbursed by the Employer for moving expenses incurred by the Employee to the extent that at the time of payment it is reasonable to believe that these amounts are not deductible by the Employee under Section 127 of the Code,

(ix) the value of a nonstatutory option granted to the Employee by the Employer to the extent that the value of the option is includible in the gross income of the Employee for the taxable year in which granted, (x) amount includible in gross income of an Employee upon making an election described in Section 83(b) of the Code, (xi) amounts that are includible in the gross income of an Employee under the rules of Section 409A of the Code or Section 457(f)(1)(A) of the Code or because the amounts are constructively received by the Employee, (xii) reimbursements or other expense allowances, (xiii) fringe benefits (cash and non-cash), (xiv) moving expenses, (xv) deferred compensation, and (xvi) welfare benefits.
If an Employee has a severance of employment (as defined in Treasury Regulations Section 1.415(a)-1(f)(5)) with an Employer and all other members of the Controlled Group, Compensation shall not include amounts received by the Employee following such severance of employment except as provided below:

(i)
Compensation shall include amounts that would otherwise have been paid to the Employee in the course of his employment and are regular compensation for services during the Employee's regular working hours, compensation for services outside the Employee's regular working hours (such as overtime or shift differential pay), commissions, bonuses, or other similar payments, but only to the extent such amounts (1) would have been paid to the Employee (and includable in Compensation) prior to a severance from employment if his employment had continued, and (2) are paid before the later of (a) the close of the "limitation year" (as defined in Section 7.01) in which the Employee's severance from employment occurs or (b) within 2 ½ months of such severance.

(ii)
Compensation shall include amounts that are payments for unused accrued bona fide sick, vacation or other leave, but only if (1) the Employee would have been able to use such leave if his employment had continued, (2) such amounts would have been paid to the Employee (and includable in Compensation) prior to a severance from employment if his employment had continued, and (3) such amounts are paid before the later of (a) the close of the "limitation year" (as defined in Section 7.01) in which the Employee's severance from employment occurs or (b) within 2 ½ months of such severance.

In no event, however, shall the Compensation of an Employee taken into account under the Plan for a Plan Year exceed the dollar limitation under Section 401(a)

(17)(A) of the Code, subject to adjustment annually as provided in Section 401(a)(17)(B) and Section 415(d) of the Code.

1.08	Controlled Group
An Employer and any and all other corporations, trades, businesses, or organizations, the employees of which together with the employees of the Employer are required, pursuant to the applicable provisions of Section 414(b), (c), or (m) of the Code, to be treated as if they were employed by a single employer.

1.09	Effective Date
July 1, 2006 (the date as of which the Plan was originally established).

1.10	Eligible Employee
Each Employee of the Employer, except
(a)    an Employee covered by a collective bargaining agreement between an Employer and a representative of such Employee that does not specifically provide for coverage under the Plan; provided, however, that if an Employee ceases to be covered by a collective bargaining agreement (other than by a transfer of employment) such an Employee shall not become an Eligible Employee unless coverage under the Plan is specifically extended to such an Employee by an amendment to the Plan,
(b)    any person who is a nonresident alien and who receives no earned income (within the meaning of Section 911(b) of the Code) from the Employer that constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code),
(c)    a leased employee (as hereinafter defined),
(d)    any person whose compensation from the Employer is not regularly stated compensation on a salaried or hourly wage basis, or
(e)    any person who is not treated by the Employer as an employee for purposes of Section 3401 of the Code (without regard to any determination (including any adjudication) other than by the Employer that such person is or is not an employee for purposes of Section 3401 of the Code and without regard to any retroactive treatment by the Employer of such person as an employee for purposes of Section 3401 of the Code).

1.11	Employee
A person employed (as a common law employee) by the Controlled Group.
"Employee" shall include any "leased employee" (as hereinafter defined); provided, however, contributions or benefits provided by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer. The term "leased employee" means any person who, pursuant to an agreement between the Employer and any other person ("leasing organization"), has performed services for the Employer (or for the Employer and related persons determined in accordance with Section 414(n) of the Code) on a substantially full‑time basis for a period of at least one year, if such services are performed under the primary direction or control of the recipient. Notwithstanding the foregoing, a leased employee shall not be considered an Employee for any Plan Year if such leased employees constitute less than 20% of the number of the Employer's “nonhighly compensated workforce” within the meaning of Section 414(n)(5)(C)(ii) of the Code and if during such Plan Year the leased employee is covered by a plan described in Section 414(n)(5)(B) of the Code. A leased employee is not eligible to participate in the Plan unless he actually becomes an Employee (and an Eligible Employee) without regard to this paragraph.

1.12	Employer
The Company, and any other member of the Controlled Group that has adopted the Plan pursuant to Section 3.01.

1.13	Employer Contribution
Any Employer contribution made pursuant to Article XIII.

1.14	ERISA
The Employee Retirement Income Security Act of 1974, as the same has been and may be amended from time to time. Reference to a section of ERISA includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

1.15	ESOP Feature
The portion of the Plan that is held at any one time in the Windstream Stock Fund and is designated as an "employee stock ownership plan" within the meaning of Section 4975(e)(7) of the Code designed to invest primarily in Windstream Holdings, Inc. stock.

1.16	Highly Compensated Employee
For a particular Plan Year, an Employee or former Employee who is a highly compensated active employee or a highly compensated former employee as defined hereunder.

(a)    A "highly compensated active employee" includes any Employee who performs services for an Employer during the Plan Year and who (i) was a five percent owner within the meaning of Section 414(q)(2) of the Code at any time during the Plan Year or the look back year or (ii) received compensation from the Controlled Group during the look back year in excess of $80,000 (subject to adjustment annually at the same time and in the same manner as under Section 415(d) of the Code) and the Employee is in the top paid group of employees within the meaning of Section 414(q)(3) of the Code for the look back year.
(b)    A "highly compensated former employee" includes any Employee who (1) separated from service from the Controlled Group (or is deemed to have separated from service from the Controlled Group) prior to the Plan Year, (2) performed no services for the Controlled Group during the Plan Year, and (3) for either the separation year or any Plan Year ending on or after the date the Employee attains age 55, was a highly compensated active employee, as determined under the rules in effect under Section 414(q) of the Code for such year.
(c)    The determination of who is a Highly Compensated Employee hereunder, including, if applicable, determinations as to the number and identity of employees in the top paid group, shall be made in accordance with the provisions of Section 414(q) of the Code and regulations issued thereunder.
(d)    For purposes of this definition, the following terms have the following meanings:

(1)	An employee's "compensation" means compensation as defined in Section 415(c)(3) of the Code and regulations issued thereunder.

(2)	The "look back year" means the 12‑month period immediately preceding the Plan Year.

(3)
The term "top‑paid group of Employees" shall mean that group of Employees of the Controlled Group consisting of the top 20 percent of such Employees when ranked on the basis of compensation paid by the Controlled Group during the look back year.

1.17	Hour of Service
Each hour, if any, that may be credited to a person in accordance with the provisions of Article IX.

1.18	Investment Fund
Any investment fund maintained or established from time to time under Article XI.

1.19	Matching Employer
With respect to Safe Harbor Employer Matching Contributions, the Company and any other member of the Controlled Group that is an Employer hereunder. With respect to Supplemental Matching Employer Contributions, each Employer that has elected to make Supplemental Employer Matching Contributions to the Plan.

1.20	Nonhighly Compensated Employee
Any Employee who is not a Highly Compensated Employee.

1.21	Normal Retirement Age
The date an Employee attains age 65.

1.22	Participant
A person who fulfills the eligibility requirements as provided in the Plan to become a Participant and who continues to qualify as a Participant in accordance with the Plan's provisions.

1.23	Plan
The Windstream 401(k) Plan, as set forth herein and as amended from time to time.

1.24	Plan Administrator
The Benefits Committee, which shall serve pursuant to the terms of Article II. If the Benefits Committee has not been established by the Company or ceases to exist, then the Company shall serve as plan administrator pursuant to the terms of Article II.

1.25	Plan Year
The twelve‑month period that begins on the first day of January and which ends on the last day of December.

1.26	Prior Plan
Any other qualified plan that is merged into the Plan under Article XX.

1.27	Reemployment Commencement Date
The date on which an Employee first performs an Hour of Service following a termination of employment with the Controlled Group.

1.28	Safe Harbor Employer Matching Contribution
An Employer matching contribution made pursuant to Section 13.01.

1.29	Rollover Contribution
Any rollover contribution to the Plan made by an Eligible Employee pursuant to Section 12.08.

1.30	Salary Deferral Contribution
The amount contributed to the Plan on a Participant's behalf by his Employer in accordance with his salary reduction agreement executed pursuant to Article XII.

1.31	Separate Account
The separate account maintained in the name of a Participant that reflects his interest in the Trust Fund and any Sub‑Accounts established thereunder, as provided in Article XI.

1.32	Settlement Date
The date on which a Participant's interest under the Plan becomes distributable in accordance with Article XIV and Article XV following his "severance from employment" within the meaning of Section 401(k)(2)(B)(i)(I) of the Code.

1.33	Spouse
The person to whom the Participant is legally married for Federal tax purposes.

1.34	Sub‑Account
Any of the individual sub‑accounts of a Participant's Separate Account that is maintained as provided in Article XI.

1.35	Supplemental Employer Matching Contribution
An Employer matching contribution made pursuant to Section 13.02.

1.36	Total and Permanent Disability
Permanent incapacity resulting in a Participant qualifying for benefits under the Employer's long-term disability plan.

1.37	Trust
The trust maintained by the Trustee under the Trust Agreement.

1.38	Trust Agreement
The agreement between the Company and the Trustee establishing or maintaining the Windstream 401(k) Plan Trust, as amended from time to time.

1.39	Trustee
The entity or individual or individuals designated under the Trust Agreement and includes and denotes any successor or successor in trust under the Trust Agreement, unless the context clearly indicates a contrary intention.

1.40	Trust Fund
All cash, securities, real estate, or any other property held by the Trustee pursuant to the terms of the Trust Agreement, together with the income therefrom.

1.41	Valuation Date
Each date (or dates) as may be established from time to time by the Plan Administrator, which shall not be less frequent than once during each calendar month.

ARTICLE II
ADMINISTRATION

2.01	Plan Administrator
The Benefits Committee shall be the Plan Administrator and shall be the administrator for purposes of ERISA and the plan administrator for purposes of the Code.

2.02	Allocation of Authority and Responsibility Among Named Fiduciaries
The Company, the Plan Administrator, Investment Committee and the Trustee shall be "named fiduciaries" as defined in Section 402(a)(2) of ERISA. The Company or its delegate shall have the sole responsibility for appointing one or more trustees as the Trustee. The Plan Administrator shall have the sole responsibility for the administration of the Plan as provided herein. Except to the extent that an investment manager has been appointed, the Investment Committee and the Trustee shall have the responsibility for the administration and management of the Trust Fund, in accordance with the provisions of the Trust Agreement. Each named fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, unless inconsistent with applicable law. Each named fiduciary may rely on any direction, information or action of another named fiduciary. Except as otherwise may be required by law, it is intended under the Plan that each named fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan and shall not be responsible for any act or failure to act of another fiduciary (including named fiduciaries) if the responsibility or authority of the act or failure to act was not within the scope of the named fiduciary's authority or delegated responsibility. No fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset values.

2.03	Rights, Powers and Duties of the Plan Administrator
The Plan Administrator shall have all such powers and authority as may be necessary to discharge its responsibilities under the Plan, including the following rights, powers, and responsibilities:
(a)    The Plan Administrator shall direct the Trustee in writing to make payments from the Trust Fund to persons who qualify for such payments hereunder. Such written order to the Trustee shall specify the name of the person, his address, and the amount and frequency of such payments. Benefits under the Plan shall be paid only if the Plan Administrator decides in its discretion that the applicant is entitled to the benefits under the Plan. The Plan Administrator shall have the discretionary power and authority to interpret and construe the provisions of the Plan and to make factual determinations in deciding whether an applicant is entitled to benefits under the Plan.

(b)    The Plan Administrator shall have the sole responsibility for the administration of the Plan; and, except as herein expressly provided, the Plan Administrator shall have the exclusive discretionary power and authority to interpret and construe the provisions of the Plan and to determine any question arising hereunder or in connection with the administration of the Plan, including the remedying of any omission, inconsistency or ambiguity, and its decision or action in respect thereof shall be conclusive and binding upon any and all Participants, Beneficiaries, and their heirs, distributees, executors, administrators and assigns.
(c)    The Plan Administrator shall resolve all questions relating to participation in the Plan and determine the amount, manner, and timing of the payment of benefits under the Plan.
(d)    The Plan Administrator shall maintain such records as it determines are necessary, appropriate, or convenient to properly administer the Plan.
(e)    The Plan Administrator may adopt rules and procedures for the administration of the Plan that are consistent with the terms of the Plan.
(f)    The Plan Administrator may employ such counsel and agents for administrative, clerical, legal, medical, accounting, or other services as it may require in carrying out the provisions of the Plan.
(g)    The Plan Administrator shall prepare and distribute to Participants or their Beneficiaries all information required under federal law or by the other provisions of the Plan.
(h)    The Plan Administrator shall prepare and file all reports or other information required by applicable law.
(i)    The Plan Administrator may delegate all or some of its rights, powers and duties to a delegate, and the exercise of such rights, powers and duties by the delegate shall have the same force and effect as if exercised by the Plan Administrator.

2.04	Discharge of Duties
Each fiduciary under the Plan shall discharge its duties solely in the interest of Participants and their Beneficiaries in accordance with the applicable provisions of Section 404 of ERISA.

2.05	Limitations on Liability and Indemnification
None of the Company, Committee, or any officer, director, or employee of a member of the Controlled Group to whom any power, authority, or responsibility is allocated or delegated shall be liable to any Participant, former Participant or Beneficiary for any claim, loss, liability or expense incurred in connection with the Plan, except when the same shall have been judicially determined to be a result of liability under Part 4 of Subtitle

B of Title I of ERISA or due to the gross negligence or willful misconduct of such person. The Company shall indemnify any officer, director, or employee of a member of the Controlled Group to whom any power, authority, or responsibility is allocated or delegated for any liability actually and reasonably incurred with respect to the exercise or failure to exercise such power, authority, or responsibility, unless such liability results from such person's own gross negligence or willful misconduct.

2.06	Compensation and Expenses
No person who already receives full‑time pay from a member of the Controlled Group shall receive compensation from the Plan, except for reimbursement of expenses properly and actually incurred.

2.07	Administrative Expenses
All reasonable expenses of administering the Plan and Trust, including the compensation of all persons employed by the Plan Administrator, shall be paid out of the Trust Fund; provided, however that the Company and/or the other Employers may elect in its and/or their sole discretion to make payment of the expenses directly from its and/or their general assets. Any expenses to be paid by the Trustee out of the Trust Fund shall be approved by the Plan Administrator before payment by the Trustee.

ARTICLE III
GENERAL PROVISIONS

3.01	Adoption of the Plan by Other Employers
Any member of the Controlled Group may, with the consent of the Company, adopt the Plan and thereby become an Employer hereunder by executing an instrument evidencing such adoption on the order of its board of directors or other organizational authority.

3.02	No Contract of Employment
Nothing herein contained shall be construed to constitute a contract of employment between the Employer and any Employee nor shall the maintenance of the Plan affect the Employer's right to discharge or otherwise discipline Employees. The employment records of the Employer and the Trustee's records shall be final and binding upon all Employees as to eligibility and participation.

3.03	Restrictions Upon Assignments and Creditor's Claims
(a)    Except as may be otherwise provided in the Plan, Section 401(a)(13)(B) of the Code (relating to qualified domestic relations orders), Sections 401(a)(13)(C) and (D) of the Code (relating to offsets ordered or required under a criminal conviction involving the Plan, a civil judgment in connection with a violation or alleged violation of fiduciary responsibilities under ERISA, or a settlement agreement between the Participant and the Department of Labor in connection with a violation or alleged violation of fiduciary responsibilities under ERISA), Section 1.401(a)‑13(b)(2) of the Treasury Regulations (relating to Federal tax levies), or as otherwise required by law, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process; and no person shall have the power in any manner to anticipate, transfer, assign (either at law or in equity), alienate or subject to attachment, garnishment, execution, levy or any other legal or equitable proceeding or process or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.
(b)    The Plan Administrator shall establish a procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. The Plan Administrator shall promptly notify the Participant and each alternate payee of the receipt of any State domestic relations order and the procedure which the Plan Administrator will follow in determining whether the order constitutes a qualified domestic relations order, as defined in Section 414(p) of the Code. A distribution to an alternate payee under a qualified domestic relations order may be made as soon as practicable after the issuance of the qualified domestic relations order and receipt and approval of the order as qualified by the Plan Administrator, provided the terms of the qualified domestic relations order permit payment of the distribution.

(c)    The non-alienation rule of subsection (a) shall not prohibit an offset of a Participant's (Beneficiary's or alternate payee's) benefit provided under the Plan by the amount of any overpayment made from the Plan to such Participant (Beneficiary or alternate payee).

3.04	Facility of Payment
If any person to whom a benefit under the Plan is payable is unable to care for his affairs because of illness, accident or legal incompetence, any payment due may be paid, in the discretion of the Plan Administrator, to the Spouse, child, brother or sister of such person, or to any other persons deemed by the Plan Administrator to be maintaining or responsible for the maintenance of such person (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative). Any payment made in accordance with the provisions of this Section 3.04 shall be a complete discharge of any liabilities of the Plan with respect to the benefit so paid.

3.05	Restriction of Claims Against Trust
The Trust and the corpus and income thereof shall not be subject to the rights or claims of any creditor of the Employer or Controlled Group. Neither the establishment of the Trust, the modification of the Trust Agreement, the creation of any fund or account, nor the payment of any benefits shall be construed as giving any Participant or any other person any legal or equitable rights against the Controlled Group or any of its officers, employees, directors, or shareholders, or the Trustee unless the same shall be specifically provided for in the Plan.

3.06	Benefits Payable from Trust
All benefits payable under the Plan shall be paid or provided for solely from the Trust.

3.07	Merger and Transfer of Assets or Liabilities
The Plan shall not be merged or consolidated with any other plan, nor shall any assets or liabilities of the Plan be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets, each Participant would receive a benefit having a value equal to or greater than the benefit he would have received if the Plan had terminated immediately prior to the merger, consolidation or transfer.

3.08	Applicable Law
To the extent not preempted by federal law, the provisions of the Plan shall be construed, regulated, and administered in accordance with the laws of the State of Delaware. The invalidity or illegality of any provision of the Plan shall not affect the legality or validity of any other part thereof.

3.09	Reversion of Employer Contributions
At no time shall any part of the corpus or income of the Trust Fund be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries. Notwithstanding the foregoing, if a contribution to the Trust is made by the Employer by a mistake in fact, such contribution shall be returned to the Employer within one year after the payment of the contribution to the Trust if the Employer so directs. If a contribution by the Employer is conditioned on initial qualification of the Plan under Section 401 of the Code, and if the Plan does not qualify, then such contribution shall be returned to the Employer within one year after the date of denial of qualification of the Plan. If a contribution to the Trust is not fully deductible by the Employer under Section 404 of the Code, then, to the extent the deduction is disallowed, such a contribution may be returned to the Employer if the Employer so directs within one year after the disallowance of the deduction. Unless otherwise specified in writing, contributions made by the Employer to the Trust shall be deemed to be conditioned upon the initial qualification of the Plan under Section 401(a) of the Code and the deductibility of the contribution under Section 404 of the Code.

3.10	Qualified Uniformed (Military) Service Rights
Notwithstanding any other provision of the Plan to the contrary, contributions, benefits, and service with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code. The Plan Administrator shall notify the Trustee of any Participant with respect to whom additional contributions are made because of qualified military service.
If a Participant dies while performing qualified military service (as defined in Section 414(u) of the Code), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed employment immediately prior to his death and then terminated employment on account of death.

3.11	Electronic Disclosure and Signatures
Any communication or disclosure to or from Participants and/or Beneficiaries that is required under the terms of the Plan to be made in writing may be provided in any other medium (electronic, telephonic, or otherwise) that is acceptable to the Plan Administrator and permitted under applicable law. Any communication among the Employers, the

Benefits Committee, and the Trustee that is stipulated under the Plan to be made in writing may be made in any medium that is acceptable to the receiving party and permitted under applicable law.

3.12	404(c) Protection
The Plan, where participant investment election is provided, is intended to constitute a plan described in Section 404(c) of ERISA and regulations issued thereunder. The fiduciaries of the Plan may be relieved of liability for any losses that are the direct and necessary result of investment instructions given by a Participant, his Beneficiary, or an alternate payee under a qualified domestic relations order.

3.13	Duty to Furnish Information and Documents
Participants and their Beneficiaries must furnish to the Plan Administrator such evidence, data or information as the Plan Administrator considers necessary or desirable for the purpose of administering the Plan, and the provisions of the Plan for each person are applicable upon the condition that he will furnish promptly full, true, and complete evidence, data, and information requested by the Plan Administrator. All parties to, or claiming any interest under, the Plan hereby agree to perform any and all acts, and to execute any and all documents and papers, necessary or desirable for carrying out the Plan and the Trust.

3.14	Section 16 of the Securities Exchange Act of 1934.
In no event shall any provision of the Plan be given effect to the extent that such provision may result in a violation of Section 16 of the Securities Exchange Act of 1934 or the rules promulgated thereunder. The Plan Administrator shall have the sole discretion to establish, adopt and modify administrative procedures to ensure compliance with Section 16 and all related rules, which procedures shall be binding on all Participants.

ARTICLE IV
CLAIMS PROCEDURES

4.01	Claim for Benefits
If a Participant, Beneficiary, alternate payee, or other claimant (the "Claimant") has any grievance, complaint, or claim concerning any aspect of the operation or administration of the Plan or Trust, including, but not limited to, the administration of the Windstream Stock Fund, or any of the other Investment Funds, (collectively referred to herein as "claim" or "claims"), the Claimant or the Claimant's properly-designated representative shall submit the claim to the Plan Administrator. Any claim must be submitted within one year beginning on: (i) in the case of any Separate Account balance or other Separate Account transaction information, the date on which such information, as recorded for the Separate Account by the Plan, was first made available to the Claimant, (ii) in the case of any single payment, or series of payments, the date on which the single payment, or the first of the series of payments, was made, or (iii) for all other claims, the date on which the action complained or grieved of occurred.
If any claim for benefits filed by any Claimant is denied in whole or in part, the Plan Administrator shall issue a written notice of such adverse benefit determination to the Claimant. The notice shall be furnished to the Claimant within a reasonable period of time but not later than 90 days after such claim was filed (plus an additional 90 days if the Plan Administrator determines additional time is required on account of special circumstances for processing, provided that notice of the extension of time is given to the Claimant within the first 90-day period). The notice issued by the Plan Administrator shall be written in a manner calculated to be understood by the Claimant, and shall include the following:
(a)    the specific reason or reasons for any adverse benefit determination;
(b)    the specific Plan provisions on which any adverse benefit determination is based;
(c)    a description of any further material or information which is necessary for the Claimant to perfect his claim and an explanation of why the material or information is needed;
(d)    an explanation of the Plan's claim review procedures, including the time limits applicable to the Plan's claim review procedures, and
(e)    and a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review

4.02	Review
If the Plan Administrator denies a claim for benefits in whole or in part, the Claimant or his duly authorized representative may submit to the Plan Administrator a written request for review of the adverse benefit determination within 60 days of the receipt of the notice of adverse benefit determination, which request shall contain the following information:

(a)
the date on which the Claimant's request was filed with the Plan Administrator; provided, however, that the date on which the Claimant's request for review was in fact filed with the Plan Administrator shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph (a);

(b)	the specific portions of the adverse benefit determination which the Claimant requests the Plan Administrator to review;

(c)	a statement by the Claimant setting forth the basis upon which he believes the Plan Administrator should reverse the previous adverse benefit determination and accept his claim as made; and

(d)	any written material (offered as exhibits) which the Claimant desires the Plan Administrator to examine in its consideration of his position as stated pursuant to paragraph (c).
The Claimant or his duly authorized representative may:
(a)    review pertinent documents (or, upon written request and free of charge, obtain copies of all documents, records, and other information relevant to the Claimant's claim for benefits); and
(b)    submit written comments, documents, records and other information relating to the claim for benefits.
The Plan Administrator's review shall take into account all comments, records and other information submitted by the Claimant, without regard to whether such information was submitted or considered in the initial benefit determination. The Plan Administrator shall furnish a written decision on review not later than 60 days after receipt of the written request for review of the adverse benefit determination, unless special circumstances require an extension of the time for processing the appeal. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension, and the Plan Administrator shall furnish a written decision on review not later than 120 days after receipt of the written request for review of the adverse benefit determination. The decision on review shall be in writing, shall be written in a manner calculated to be understood by the Claimant and, in the case of an adverse benefit determination on review, shall include (i) specific reasons for the decision, (ii) references to the specific Plan provisions on which the decision is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant's claim for benefits, (iv) a statement that there is no voluntary appeal procedure offered by the Plan, and (v) a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

4.03	Exhaustion of Remedies
No civil action for benefits or otherwise arising out of or relating to the Plan may be brought unless and until the Claimant or other aggrieved person has (1) submitted a timely written claim for benefits in accordance with this Article IV, (ii) been notified by the Plan Administrator that the claim has been denied, (iii) filed a written request for a review of the claim in accordance with this Article IV, (iv) been notified in writing of an adverse benefit determination on review, and (v) filed the civil action within one year of the notice of adverse benefit determination on review. Any proceeding arising out of or relating to the Plan shall be adjudicated in the federal courts for the Eastern District of Arkansas or in the courts of the State of Arkansas located in the district embraced by the federal courts for the Eastern District of Arkansas.

4.04	Grounds for Judicial Review
Any civil action by an aggrieved person shall be based solely on the contentions advanced by the aggrieved person in the administrative review process and the judicial review will be limited to the Plan document and the record developed during the administrative review process.

4.05	Correction of Erroneous Payments and Overpayments
If payment is made from the Plan to any individual to whom no payment should have been made or the amount paid to an individual exceeds the amount to which such individual is entitled under the Plan, the Plan has an equitable lien on the erroneous payment or the overpayment. The Plan Administrator may correct the erroneous payment or the overpayment using any one or a combination of the following methods:

(a)
The Plan Administrator may offset, set off, or obtain restitution of all or any part of future payments from the Plan to the individual until the erroneous payment or the overpayment is entirely recouped by the Plan.

(b)
The Plan Administrator may request the individual to repay to the Plan the amount of the erroneous payment or the overpayment and, if repayment is not made voluntarily, take any action deemed by the Plan Administrator to be reasonable and necessary to compel repayment, including, but not limited to, instituting legal proceedings against the individual.

(c)
If permitted by the Company, the Plan Administrator may take any reasonable action, including applying forfeitures that would otherwise offset Plan expenses or the Employers' contributions as a correction to make the Plan whole as to any erroneous payment or overpayment.

(d)	The Plan Administrator may take appropriate action in accordance with the provisions of Section 4.06.

4.06	Plan Correction Procedures
The Company shall take such action as it deems necessary to correct any Plan failure, including, but not limited to, operational failures, documentation failures (such as a failure to timely amend), failures affecting Plan qualification, etc. Subject to the requirements of the Employee Plans Compliance Resolution System, as set forth in Revenue Procedure 2013-12, or any superseding guidance ("EPCRS"), the Company may adopt any correction method that it deems appropriate under the circumstances. In addition to any correction method specified in the Plan, the Company may, where appropriate, make correction in accordance with EPCRS, including the making of a qualified nonelective contribution permitted under EPCRS, but not otherwise provided under the Plan.
In the event of a fiduciary breach or a prohibited transaction, correction shall be made in accordance with the requirements of ERISA and the Code.

ARTICLE V
AMENDMENT AND TERMINATION

5.01	Amendment and Termination of the Plan
The Company expressly reserves the right, at any time and from time to time, by action of or pursuant to authority of its Board of Directors:
(a)    to terminate the Plan in whole or in part; and/or
(b)    to amend the Plan in any respect.
A Participant's accrued benefit shall not be decreased by an amendment to the Plan, except as may be permitted under the Code and regulations thereunder.
Any termination or amendment shall be evidenced by an instrument executed on behalf of the Company by a duly authorized individual. No termination or amendment shall increase the duties or responsibilities of a Trustee without its consent thereto in writing.
Promptly after any amendment of the Plan has become effective, the Company shall cause a copy of such amendment to be filed with the Plan Administrator (if other than the Company) and the Trustee.

5.02	Procedure Upon Termination
Upon termination of the Plan, the following actions shall be taken for the benefit of Participants and Beneficiaries:
(a)    As of the termination date, the Trust Fund shall be valued and all Separate Accounts and Sub‑Accounts shall be adjusted in the manner provided in Article XI, with any unallocated Employer Contributions or forfeitures being allocated as of the termination date in the manner otherwise provided in the Plan. The termination date shall become a Valuation Date for purposes of Article XI. In determining the net worth of the Trust Fund, there shall be included as a liability such amounts as shall be necessary to pay all expenses in connection with the termination of the Trust and the liquidation and distribution of the property of the Trust, as well as other expenses, whether or not accrued, and shall include as an asset all accrued income.
(b)    All Separate Accounts shall then be distributed to or for the benefit of each Participant or Beneficiary in accordance with the provisions of Article XIV as if the termination date were a termination of his employment with all members of the Controlled Group.
(c)    Notwithstanding the provisions of paragraph (b) of this Section 5.02, no distribution shall be made to a Participant of any portion of the balance of his account that is subject to the distribution restrictions of Section 401(k) of the Code (other than a distribution made in accordance with Article XIX or required in accordance with Section 401(a)(9) of the Code) unless (i) neither his Employer nor any other member of the Controlled Group establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code, a tax credit employee stock ownership plan as defined in Section 409 of the Code, or a simplified employee pension as defined in Section 408(k) of the Code, a SIMPLE IRA plan as defined in Section 408(p) of the Code, a plan or contract that meets the requirements of Section 403(b) of the Code, or a plan that is described in Section 457(b) or (f) of the Code) either at the time the Plan is terminated or at any time during the period ending 12 months after distribution of all assets from the Plan; provided, however, that this provision shall not apply if fewer than two percent of the Eligible Employees under the Plan were eligible to participate at any time in such other defined contribution plan during the 24‑month period beginning 12 months before the Plan termination, and (ii) the distribution the Participant receives is a "lump sum distribution" as defined in Section 402(e)(4)(D) of the Code, without regard to Section 402(e)(4)(D)(i)(I), (II), (III) and (IV).

5.03	Non‑Forfeitability Upon Termination of Plan
Upon termination or partial termination of the Plan or the complete discontinuance of contributions to the Plan, the rights of all affected Participants to the amounts credited to the Participants' Separate Accounts shall be nonforfeitable.

5.04	Reorganization
The merger, consolidation, or liquidation of a member of the Controlled Group that has adopted the Plan with or into any other member of the Controlled Group shall not constitute a termination of the Plan as to such adopting member of the Controlled Group. If an Employer disposes of substantially all of the assets used by the Employer in a trade or business or disposes of a subsidiary and in connection therewith one or more Participants incurs a severance from employment but continues in employment with the purchaser of the assets or with such subsidiary, no distribution from the Plan shall be made to any such Participant if the purchaser or subsidiary will maintain the Plan for the Participant by continuing or assuming sponsorship of the Plan or by accepting a transfer of Plan assets and liabilities (with the meaning of Section 414(l) of the Code) with respect to the Participant.

5.05	Withdrawal of an Employer
A member of the Controlled Group that has adopted the Plan, other than the Company, may withdraw from the Plan (a "withdrawing employer") at any time upon notice in writing to the Plan Administrator and shall thereupon cease to be an adopting employer for all purposes of the Plan. A member of the Controlled Group that has adopted the Plan shall be deemed automatically to withdraw from the Plan in the event it ceases to be a member of the Controlled Group, unless the Company otherwise directs. The interest of any

Participant employed by the withdrawing employer who is transferred to or continues in employment with any other member of the Controlled Group, and the interest of any Participant employed solely by a member of the Controlled Group other than the withdrawing employer, shall remain unaffected by such withdrawal; no adjustment to his Separate Account shall be made by reason of the withdrawal; and he shall continue as a Participant hereunder subject to the remaining provisions of the Plan.

ARTICLE VI
TRUST AGREEMENT AND TRUST FUND

6.01	Trust Agreement and Trust Fund
There shall be one or more Trust Agreements (collectively referred to as the "Trust Agreement") between the Company and a trustee or trustees selected by the Company or its delegate under the terms of which a Trust Fund will be established for the purpose of receiving or holding contributions made to the Plan, as well as interest and other income on investments of such funds, and for the purpose of paying benefits provided by the Plan. The Company or its delegate may amend the Trust Agreement from time to time to accomplish the purposes of the Plan, may remove any Trustee, and may select any successor trustee. The Trust Agreement and the Trust maintained thereunder shall be deemed to be a part of the Plan as if fully set forth herein and the provisions of the Trust Agreement are hereby incorporated by reference into the Plan.

6.02	Irrevocability
The Trust Fund shall be used to pay benefits as provided in the Plan. No part of the principal or income of the Trust Fund shall be used for, or diverted to, purposes other than those provided in the Plan, and no part of the Trust Fund shall revert to the Company or any member of the Controlled Group except as may be otherwise specifically provided under the Plan, the Trust Agreement, or both.

6.03	Benefits Payable Only from Trust Fund
All benefits paid under the Plan shall be paid from the Trust Fund or from any insurance contract established under Section 6.04, and the Employer shall not be otherwise liable for benefits payable under the Plan.

6.04	Optional Provision for Benefits
The Company reserves the right to change at any time the means through which the benefits under the Plan shall be provided, including the substitution of a contract or contracts with an insurance company or companies, and may thereupon make suitable provision for the use of assets of the Trust Fund to provide for the payment of benefits under such insurance contract or contracts. No such change shall constitute a termination of the Plan or result in the diversion to the Employer of any funds previously contributed hereunder.

6.05	Commingling Authorized
As permitted in the Trust Agreement, the Trust Fund held under the Plan may be commingled with any trust funds held under other employee benefit plans of the

Controlled Group, provided such other funds qualify as tax exempt under the applicable provisions of the Code.

ARTICLE VII
LIMITATIONS ON CONTRIBUTIONS

7.01	Definitions
For purposes of this Article VII, the following terms have the following meanings:
(a)    The "annual addition" with respect to a Participant for a "limitation year" means the sum of the following amounts credited to the Participant's account(s) for the "limitation year":

(1)
all employer contributions credited to the Participant's account for the "limitation year" under any qualified defined contribution plan maintained by an Employer or other member of the Controlled Group, including "elective contributions" and amounts attributable to forfeitures applied to reduce the employer's contribution obligation, but excluding "catch-up contributions" (within the meaning of Section 414(v) of the Code).

(2)
all "employee contributions" credited to the Participant's account for the "limitation year" under any qualified defined contribution plan maintained by an Employer or other member of the Controlled Group or any qualified defined benefit plan maintained by an Employer or other member of the Controlled Group if either separate accounts are maintained under the defined benefit plan with respect to such employee contributions or such contributions are mandatory employee contributions within the meaning of Section 411(c)(2)(C) of the Code (without regard to whether the plan is subject to the provisions of Section 411 of the Code).

(3)	all forfeitures credited to the Participant's account for the "limitation year" under any qualified defined contribution plan maintained by the Employer or other member of the Controlled Group.

(4)
all amounts credited for the "limitation year" to an individual medical benefit account, as described in Section 415(l)(2) of the Code, established for the Participant as part of a pension or annuity plan maintained by the Employer or other member of the Controlled Group.

(5)
if the Participant is a key employee, as defined in Section 419A(d)(3) of the Code, all amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after that date, that are attributable to post-retirement medical benefits credited for the "limitation year" to the Participant's separate account under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer or other member of the Controlled Group.

(6)	all amounts credited to the Participant for the "limitation year" under a simplified employee pension.
Notwithstanding the foregoing, any restorative payment made to a plan by an Employer or other member of the Controlled Group to make up for losses to the plan resulting from the action or non-action of a fiduciary for which there is a reasonable risk of liability for a breach of fiduciary duty under ERISA or other applicable federal or state law shall not be treated as an annual addition provided that similarly situated participants are treated similarly with respect to the restorative payment.
Except as otherwise specifically provided below, an amount will be treated as credited to a Participant's account for a "limitation year" if such amount is both (1) allocated to the Participant's account as of a date within such "limitation year" (provided that if allocation of an amount is contingent upon the satisfaction of a future condition, such amount shall not be treated as allocated for purposes of determining "annual additions" for a "limitation year" until the date all such conditions are satisfied) and (2) actually contributed to the account within the applicable period described herein. If contributions are made after the end of the applicable period, they shall be treated as credited to the Participant's account for the "limitation year" in which they are made. The applicable period for making "employee contributions" is within 30 days of the close of the "limitation year." The applicable period for making employer contributions is: (i) for contributions by a taxable entity, within 30 days of the close of the period described in Section 404(a)(6) of the Code, as applicable to the entity's taxable year with or within which the "limitation year" ends; or (ii) for contributions by a non-taxable entity (including a governmental employer) within 15 days of the last day of the 10th calendar month following the end of the calendar year or fiscal year (as applicable, based on how the entity maintains its books) with or within which the "limitation year" ends.
Forfeitures re-allocated to a Participant's account are treated as credited to the Participant's account for the "limitation year" in which they are allocated to such account. Corrective contributions and contributions required by reason of qualified military service (as defined in Section 414(u) of the Code) are treated as "annual additions" for the "limitation year" to which they relate, rather than the "limitation year" in which they are made.
For purposes of this definition, an "elective contribution" means any employer contribution made to a plan maintained by an Employer or other member of the Controlled Group on behalf of a Participant in lieu of cash compensation pursuant to his election (whether such election is an active election or a passive election) to defer under any qualified CODA as described in Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in

Section 402(h)(1)(B) of the Code, or any plan as described in Section 501(c)(18) of the Code, and any contribution made on behalf of the Participant by an Employer or other member of the Controlled Group for the purchase of an annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement.
(b)    The "Code Section 402(g) limit" means the dollar limit imposed by Section 402(g)(1) of the Code or established by the Secretary of the Treasury pursuant to Section 402(g)(4) of the Code in effect on January 1 of the calendar year in which a Participant's taxable year begins.
(c)    An "excess deferral" with respect to a Participant means that portion of a Participant's Salary Deferral Contributions that, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k), or 403(b) of the Code, would exceed the Code Section 402(g) limit and is includable in the Participant's gross income under Section 402(g) of the Code.
(d)    A "limitation year" means the Plan Year or such other 12‑month period designated as such by the Company.
(e)    The "415 compensation" of a Participant for any "limitation year" means the wages within the meaning of Section 3401(a) of the Code, determined without regard to any rules that limit compensation included in wages based on the nature or location of the employment or services performed, and all other payments made to him for such "limitation year" for services as an Employee for which his employer is required to furnish the Participant a written statement under Sections 6041(d), 6051(a)(3), and 6052 of the Code (commonly referred to as W-2 earnings).
"415 compensation" also includes amounts that would be included in “415 compensation” but for an election under Section 125(a), 132(f), 402(e)(3), 402(h)(1)(B), 402(k) or 457(b) of the Code.
If a Participant has a severance of employment (as defined in Treasury Regulations Section 1.415(a)-1(f)(5)) with the Employer and all members of the Controlled Group, "415 compensation" does not include amounts received by the Participant following such severance of employment except amounts paid before the later of (a) the close of the "limitation year" in which the Participant's severance from employment occurs or (b) within 2½ months of such severance if such amounts:

(1)
would otherwise have been paid to the Participant in the course of his employment, are regular compensation for services during the Participant's regular working hours, compensation for services outside the Participant's regular working hours (such as overtime or shift differential pay), commissions, bonuses, or other similar payments, and would have paid to the Participant and been included in the Participant's "415 compensation" prior to a severance from employment if the Participant had continued in employment with the Employer or other member of the Controlled Group.

(2)
are payments for accrued bona fide sick, vacation or other leave, but only if the Participant would have been able to use such leave if his employment had continued and such amounts would have been includable in "415 compensation" if his employment had continued.

For purposes of this subsection, a Participant will not be considered to have incurred a severance from employment if his new employer continues to maintain the plan with respect to such Participant.
Notwithstanding any other provision of the Plan to the contrary, if a Participant is absent from employment as an Eligible Employee to perform service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code), his "415 compensation" shall include any differential pay, as defined hereunder, that he receives or is entitled to receive from the Employer. For purposes of this paragraph, "differential pay" means any payment described in Section 3401(h)(2) of the Code as a payment made to the Participant by an Employer, with respect to a period during which the Participant is performing service in the uniformed services while on active duty for a period of more than 30 days that represents all or a portion of the wages the Participant would have received if he had continued employment with a Participating Employer as an Eligible Employee.
In addition, amounts received by a Participant who is permanently and totally disabled (as defined in Section 22(e)(3) of the Code) shall be included in "415 compensation", provided that the Participant was not a Highly Compensated Employee immediately before becoming disabled.
In no event, however, shall the "415 compensation" of a Participant taken into account under the Plan for any "limitation year" exceed the limit in effect under Code Section 401(a)(17) ($265,000 for "limitation years" beginning in 2015, subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for "limitation years" beginning in such calendar year). If the "415 compensation" of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for fewer than 12 months.

To be included in a Participant's "415 compensation" for a particular "limitation year", an amount must have been received by the Participant (or would have been received, but for the Participant's election under Code Section 125, 132(f)(4), 401(k), 402(h)(1)(B), 403(b), 408(p)(2)(A)(i), or 457) within such "limitation year". Notwithstanding the foregoing, amounts earned during a particular "limitation year", that are not paid until the subsequent "limitation year" because of the timing of pay periods and pay dates, are included in "415 compensation" for the "limitation year" in which they were earned if (1) the amounts are paid within the first few weeks of the next "limitation year", (2) are included on a uniform and consistent basis with respect to similarly-situated employees, and (3) are not also included as "415 compensation" in the subsequent "limitation year".
(f)    The "test compensation" of an Eligible Employee or "eligible participant" for any Plan Year means:
For the Plan Year ending December 31, 2015:
the wages as defined in Code Section 3401(a), determined without regard to any rules that limit compensation included in wages based on the nature or location of the employment or services performed, and all other payments made to him for such Plan Year for services as an Employee or which his employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3), and 6052 (commonly referred to as W-2 earnings).
"Test compensation" also includes amounts that would be included in total compensation but for an election under Section 125(a), 132(f), 402(e)(3), 402(h)(1)(B), 402(k) or 457(b) of the Code.
If a Participant has a severance of employment (as defined in Treasury Regulations Section 1.415(a)-1(f)(5)) with the Employer and all members of the Controlled Group, "test compensation" does not include amounts received by the Participant following such severance of employment except amounts paid before the later of (a) the close of the "limitation year" in which the Participant's severance from employment occurs or (b) within 2½ months of such severance if such amounts:

(1)
would otherwise have been paid to the Participant in the course of his employment, are regular compensation for services during the Participant's regular working hours, compensation for services outside the Participant's regular working hours (such as overtime or shift differential pay), commissions, bonuses, or other similar payments, and would have paid to the Participant and been included in the Participant's "415 compensation" prior to a severance from employment if the Participant had continued in employment with the Employer or other member of the Controlled Group.

(2)
are payments for accrued bona fide sick, vacation or other leave, but only if the Participant would have been able to use such leave if his employment had continued and such amounts would have been includable in "test compensation" if his employment had continued.

Notwithstanding any other provision of the Plan to the contrary, if a Participant is absent from employment as an Eligible Employee to perform service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code), his "test compensation" shall include any differential pay, as defined hereunder, that he receives or is entitled to receive from the Employer. For purposes of this paragraph, "differential pay" means any payment described in Section 3401(h)(2) of the Code as a payment made to the Participant by an Employer, with respect to a period during which the Participant is performing service in the uniformed services while on active duty for a period of more than 30 days that represents all or a portion of the wages the Participant would have received if he had continued employment with a Participating Employer as an Eligible Employee.
Notwithstanding the foregoing, amounts received by a Participant who is permanently and totally disabled (as defined in Code Section 22(e)(3)) shall be included in "test compensation", provided that the Participant was not a Highly Compensated Employee immediately before becoming disabled.
If elected by the Plan Administrator with respect to a Plan Year, "test compensation" may exclude amounts earned by an Eligible Employee or "eligible participant" during the Plan Year, but before the date the Eligible Employee or "eligible participant" became eligible to participate.

In no event, shall the "test compensation" of a Participant taken into account under the Plan for any Plan Year exceed the limit in effect under Code Section 401(a)(17) ($265,000 for Plan Years beginning in 2015, subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year).
For Plan Years beginning on or after January 1, 2016: Compensation within the meaning of Section 1.07(b).

7.02	Code Section 402(g) Limit
In no event shall the amount of the Salary Deferral Contributions made on behalf of a Participant for his taxable year, when aggregated with any elective contributions made on behalf of the Participant under any other plan of an Employer or any other member of the Controlled Group for his taxable year, exceed the Code Section 402(g) limit, except to the extent permitted under Section 414(v) of the Code. In the event that the Plan Administrator determines that the reduction percentage elected by a Participant will result in his exceeding the Code Section 402(g) limit, the Plan Administrator may adjust the reduction authorization of such Participant by reducing the percentage of his Salary Deferral Contributions to such smaller percentage that will result in the Code Section 402(g) limit not being exceeded. If the Plan Administrator determines that the Salary Deferral Contributions made on behalf of a Participant would exceed the Code Section 402(g) limit for his taxable year, the Salary Deferral Contributions for such Participant shall be automatically suspended for the remainder, if any, of such taxable year.
If an Employer notifies the Plan Administrator that the Code Section 402(g) limit has been exceeded by a Participant for his taxable year, the excess deferrals, plus any income and minus any losses attributable thereto through December 31 of the Plan Year for which the excess deferrals are made, shall be distributed to the Participant no later than the April 15 immediately following such taxable year. Any Salary Deferral Contributions that are distributed to a Participant in accordance with this Section 7.02 shall not be taken into account in computing the Participant's actual deferral percentage for the Plan Year in which the Salary Deferral Contributions were made, unless the Participant is a Highly Compensated Employee. If an amount of Salary Deferral Contributions is distributed to a Participant in accordance with this Section 7.02, matching contributions that are attributable solely to the distributed Salary Deferral Contributions, plus any income and minus any losses attributable thereto through December 31 of the Plan Year for which the excess deferrals are made, shall be forfeited by the Participant no earlier than the date on which distribution of 401(k) Contributions pursuant to this Section occurs and no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.

Excess deferrals that are distributed to comply with Section 402(g) of the Code shall come first from Salary Deferral Contributions that are not Roth contributions under Section 402A of the Code.

7.03	Distribution of Excess Deferrals
Notwithstanding any other provision of the Plan to the contrary, if a Participant notifies the Plan Administrator in writing no later than the March 1 following the close of the Participant's taxable year (1) that excess deferrals have been made on his behalf under the Plan and any other plan for such taxable year and (2) the amount of such excess deferrals which are to be allocated to the Plan, the excess deferrals, plus any income and minus any losses attributable thereto through December 31 of the Plan Year for which the excess deferrals are made, may be distributed to the Participant no later than the April 15 immediately following such taxable year. Any Salary Deferral Contributions that are distributed to a Participant in accordance with this Section 7.03 shall nevertheless be taken into account in computing the Participant's actual deferral percentage for the Plan Year in which the Salary Deferral contributions were made. If an amount of Salary Deferral Contributions is distributed to a Participant in accordance with this Section 7.03, matching contributions that are attributable solely to the distributed Salary Deferral Contributions, plus any income and minus any losses attributable thereto through December 31 of the Plan Year for which the excess deferrals are made, shall be forfeited.
Excess deferrals that are distributed to comply with Section 402(g) of the Code shall come first from Salary Deferral Contributions that are not Roth contributions under Section 402A of the Code.

7.04	Limitation on Salary Deferral and Employer Matching Contributions of Highly Compensated Employees
(a)    ADP/ACP Test. In order to ensure that the Plan meets the requirements of Section 401(k) of the Code and Section 401(m) of the Code and applicable regulations thereunder, the provisions of Section 401(k) of the Code, Section 401(m)(2) of the Code, Section 401(m)(9) of the Code, Treas. Reg. Section 1.401(k)-1(b), Treas. Reg. Section 1.401(k)-2, Treas. Reg. Section 1.401(m)-1(b), Treas. Reg. Section 1.401(m)-2, other applicable regulations under the above Sections of the Code, and subsequent Internal Revenue Service guidance issued under the applicable Code provisions are incorporated herein by reference.
For purposes of this Section 7.04(a), for the Plan Year beginning January 1, 2009, the "current year testing method" shall be used. In the event the Plan Administrator, in its sole discretion, shall determine that it is necessary or desirable for Salary Deferral Contributions and/or Supplemental Employer Matching Contributions hereunder for one or more Participants to be limited, altered, excess contributions (and earnings thereon) recharacterized or distributed, and/or for excess aggregate contributions (and earnings thereon) to be distributed in order to comply with Section 401(k) and/or 401(m) of the Code, and such applicable regulations thereunder, it shall, subject to applicable law, take whatever actions are necessary to accomplish the restriction, alteration, recharacterization and/or distribution in accordance with such Sections, regulations, and guidance. Such action by the Plan Administrator may relate to past and/or future contributions. Any limit set by the Plan Administrator for future contributions shall be considered an employer-provided limit for catch-up contributions under Section 1.414(v)-1(b) of the Treasury Regulations.
Excess contributions that are distributed in order to comply with Section 401(k) and/or 401(m) of the Code shall come first from Salary Deferral Contributions that are not Roth contributions under Section 402A of the Code.
For purposes of this Section 7.04(a), test compensation shall be used.
The Company may designate any portion or all of the Supplemental Employer Matching Contributions as qualified matching contributions that may be taken into account to satisfy the actual deferral percentage test of Section 401(k) of the Code; provided, however, that the amount designated by the Company as a qualified matching contribution with respect to an Eligible Employee shall not exceed the limit specified in Section 1.401(k)-2(a)(6)(v) of the Treasury Regulations. Amounts that are designated as qualified matching contributions shall be accounted for separately, shall be fully vested, and shall be subject to the distribution requirements of Section 1.401(k)-1(d) of the Treasury Regulations.
The earnings (income or loss) attributable to "excess contributions" and/or "excess aggregate contributions" that are distributed in accordance with this Section 7.04(a) shall be determined for the Plan Year to which the "excess contributions" and/or "excess aggregate contributions" were made under the method otherwise used for allocating earnings to Participant's Separate Accounts.
Excess contributions that are distributed in order to comply with Section 401(k) and/or 401(m) of the Code shall come first from Salary Deferral Contributions that are not Roth contributions under Section 402A of the Code.
The Plan Administrator shall maintain records sufficient to show that the limitation contained in this Section 7.04(a) was not exceeded with respect to any Plan Year.
(b)    Safe Harbor Nondiscrimination Test. The provisions of Section 13.01 are intended to satisfy the alternative method of meeting nondiscrimination requirements set forth in Section 401(k)(12)(B) of the Code and Section 401(m)(11) of the Code. For each Plan Year the provisions of Section 13.01 are in effect, the Company shall satisfy the notice requirements described in Section 401(k)(12)(D) of the Code. The Plan shall be treated as satisfying the limitations on tax deferred contributions under Section 7.04(a) with respect to Participants eligible to receive Safe Harbor Employer Matching Contributions. Further, the Plan shall be treated as satisfying the limitations on matching contributions described in Section 7.04(a) with respect to Participants eligible to receive Safe Harbor Employer Matching Contributions; provided, however, if Supplemental Employer Matching Contributions are made with respect to Participants eligible to receive Safe Harbor Employer Matching Contributions and if the requirements of Section 401(m)(11) are thereby not satisfied, Section 7.04(a) shall apply to the matching contributions, but only to the extent in excess of 4% of each Participant's compensation as provided by Treas. Reg. Section 1.401(m)-2(a)(5)(iv).
(c)    Collective Bargaining Employees. The provisions of this Section 7.04 shall be applied separately to each group of Eligible Employees whose participation in the Plan is governed by a collective bargaining agreement. Notwithstanding anything to the contrary in this Section 7.04, the provisions of Section 401(m) of the Code shall be treated as satisfied with respect to employees covered by a collective bargaining agreement pursuant to Treas. Reg. Section 1.401(m)-1(b)(2)

7.05	Code Section 415 Limitations on Crediting of Contributions and Forfeitures
Notwithstanding any other provision of the Plan to the contrary, the "annual addition" with respect to a Participant for a "limitation year" shall in no event exceed the lesser of (i) the maximum dollar amount permitted under Code Section 415(c)(1)(A), adjusted as provided in Code Section 415(d) (e.g., $53,000 for the "limitation year" beginning in 2015) or (ii) 100 percent of the Participant's "415 compensation" for the "limitation year"; provided, however, that the limit in clause (i) shall be pro‑rated for any short "limitation year". The limit in clause (ii) shall not apply to any contribution to an individual medical account, as defined in Code Section 415(l), or to a post-retirement medical benefits account maintained for a key employee which is treated as an "annual addition" under Code Section 419A(d)(2). A Participant's 401(k) Contributions may be re-characterized as Catch-Up Contributions and excluded from the Participant's "annual additions" for the "limitation year" to satisfy the preceding limitation.
If the "annual addition" to the account of a Participant in any "limitation year", nevertheless exceeds the amount that may be applied for his benefit under the limitations described in clauses (i) and (ii) above, correction shall be made in accordance with the Employee Plans Compliance Resolution System or any superseding guidance.
If a Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or other member of the Controlled Group concurrently with the Plan, and if the "annual addition" to be made under the Plan for the "limitation year" when combined with the "annual addition" to be made under such other qualified defined contribution plan(s) would otherwise exceed the amount that may be applied for the Participant's benefit under the limitation contained in the preceding Section, the "annual addition" to be made to such other plan(s) shall be reduced, to the extent necessary so that the limitation in the preceding Section is satisfied.
If the "annual addition" to the account of a Participant in any "limitation year", when combined with the "annual addition" made under any other qualified defined contribution plan maintained by an Employer or other member of the Controlled Group nevertheless exceeds the amount that may be applied for the Participant's benefit under the limitation contained in the preceding Section, correction shall be made in accordance with the Employee Plans Compliance Resolution System, or any superseding guidance.

7.06	Coverage Under Other Qualified Defined Contribution Plan
If a Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or other member of the Controlled Group concurrently with the Plan, and if the "annual addition" to be made under the Plan for the "limitation year" when combined with the "annual addition" to be made under such other qualified defined contribution plan(s) would otherwise exceed the amount that may be applied for the Participant's benefit under the limitation contained in the preceding Section, the "annual addition" to be made to such other plan(s) shall be reduced, to the extent necessary so that the limitation in the preceding Section is satisfied.
If the "annual addition" to the account of a Participant in any "limitation year", when combined with the "annual addition" made under any other qualified defined contribution plan maintained by an Employer or other member of the Controlled Group nevertheless exceeds the amount that may be applied for the Participant's benefit under the limitation contained in the preceding Section, correction shall be made in accordance with the Employee Plans Compliance Resolution System, or any superseding guidance.

7.07	Scope of Limitations
The limitations contained in Sections 7.05 and 7.06 shall be applicable only with respect to benefits provided pursuant to defined contribution plans described in Section 415(k) of the Code.

7.08	Aggregation and Separate Testing Rules
(a)    The Plan Administrator may elect for any Plan Year to apply Section 410(b) of the Code separately to that portion of the Plan that benefits Participants who have not both attained age 21 and been credited with a year of service with the Controlled Group, in accordance with the provisions of Sections 1.410(b)-6(b)(3) and 1.410(b)-7(c)(3) of the Treasury Regulations. In which case, the Plan Administrator may apply the limitations under Sections 401(a)(4), 401(k)(3), 401(m)(2), and 401(m)(9) of the Code either:

(i)
separately with respect to Eligible Employees who have not satisfied the minimum age and service requirements under Section 410(a)(1) and Eligible Employees who have satisfied such minimum age and service requirements; or

(ii)
by applying 401(k)(3), 401(m)(2) and 401(m)(9) to all Highly Compensated Employees who are Eligible Employees for the Plan Year and to those non-Highly Compensated Employees who are Eligible Employees for the Plan Year and have satisfied the minimum age and service requirements under Section 410(a)(1) of the Code.

(b)    If one or more plans of the Controlled Group are aggregated with the Plan for purposes of satisfying the requirements of Section 401(a)(4) or 410(b), then "deferral percentages" and "contribution percentages" under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Pursuant to Treasury Reg. Section 1.401(k)-1(b)(4)(v) and 1.401(m)-1(b)(4)(v), the Plan Administrator may elect to calculate "deferral percentages" and "contribution percentages" aggregating ESOP and non-ESOP plans. In addition, the Plan Administrator may elect to calculate "deferral percentages" aggregating bargained plans maintained for different collective bargaining units, provided that such aggregation is done on a reasonable basis and is reasonably consistent from year to year. Plans may be aggregated under this paragraph only if they have the same plan year and utilize the same testing method to satisfy the requirements of Section 401(k) or Section 401(m) of the Code, as applicable.
(c)    In determining the "deferral percentage" or "contribution percentage" for any Eligible Employee who is a Highly Compensated Employee for the Plan Year, contributions made to his accounts under any plan of the Controlled Group that is not mandatorily disaggregated pursuant to Treas. Reg. Section 1.410(b)-7(c), as modified by Treas. Reg. Section 1.401(k)-1(b)(4) (without regard to the prohibition on aggregating plans with inconsistent testing methods contained in Treas. Reg. Section 1.401(k)-1(b)(4)(iii)(B) and the prohibition on aggregating plans with different plan years contained in Treas. Reg. Section 1.410(b)-7(d)(5)) and Treas. Reg. Section 1.401(m)-1(b)(4) (without regard to the prohibition on aggregating plans with inconsistent testing methods contained in Treas. Reg. Section 1.401(m)-1(b)(4)(iii)(B) and the prohibition on aggregating plans with different plan years contained in Treas. Reg. Section 1.410(b)-7(d)(5)), shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the

Plan Year, any such contributions made to the Highly Compensated Employee's accounts under the other plan during the Plan Year shall be treated as if such contributions were made to the Plan.

ARTICLE VIII
TOP‑HEAVY PROVISIONS

8.01	Definitions
For purposes of this Article VIII, the following terms have the following meanings:
(a)    The “compensation” of a Participant means the Employee’s wages as defined in Section 3401(a) of the Code (for purposes of income tax withholding at the source), plus amount that would be included in wages but for an election under Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b) of the Code; provided that any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code) are disregarded. In no event, however, shall the compensation of a Participant taken into account under the Plan for a Plan Year exceed the dollar limitation under Section 401(a)(17)(A) of the Code, subject to adjustment annually as provided in Section 401(a)(17)(B) and Section 415(d) of the Code. If the compensation of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12.
(b)    The "determination date" with respect to any Plan Year means the last day of the preceding Plan Year, except that the determination date with respect to the first Plan Year of the Plan, shall mean the last day of such Plan Year.
(c)    A "key employee" means any Employee or former Employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code), a 5‑percent owner of the employer, or a 1‑percent owner of the employer having annual compensation of more than $150,000. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.
(d)    A "non‑key employee" means any Employee or former Employee who is a not a key employee.
(e)    A "permissive aggregation group" means those plans included in the Employer's required aggregation group together with any other plan or plans of the Employer, so long as the entire group of plans would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code.

(f)    A "required aggregation group" means the group of tax‑qualified plans maintained by a member of the Controlled Group consisting of each plan in which a key employee participates and each other plan that enables a plan in which a key employee participates to meet the requirements of Section 401(a)(4) or Section 410 of the Code, including any plan that terminated within the five‑year period ending on the relevant determination date.
(g)    A "top‑heavy group" with respect to a particular Plan Year means a required or permissive aggregation group if the sum, as of the determination date, of the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in such group and the aggregate of the account balances of key employees under all defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all employees covered by the plans included in such group.
(h)    A "top‑heavy plan" with respect to a particular Plan Year means (i), in the case of a defined contribution plan (including any simplified employee pension plan), a plan for which, as of the determination date, the aggregate of the accounts (within the meaning of Section 416(g) of the Code and the regulations and rulings thereunder) of key employees exceeds 60 percent of the aggregate of the accounts of all participants under the plan, with the accounts valued as of the relevant valuation date and increased for any distribution as provided below, (ii), in the case of a defined benefit plan, a plan for which, as of the determination date, the present value of the cumulative accrued benefits payable under the plan (within the meaning of Section 416(g) of the Code and the regulations and rulings thereunder) to key employees exceeds 60 percent of the present value of the cumulative accrued benefits under the plan for all employees, with the present value of accrued benefits to be determined under the accrual method uniformly used under all plans maintained by the Employer or, if no such method exists, under the slowest accrual method permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code including the present value of any part of any accrued benefits distributed as provided below, and (iii) any plan included in a required aggregation group that is a top‑heavy group. For purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date, the following shall apply:

(i)
Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1‑year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period”.

(ii)
Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1‑year period ending on the determination date shall not be taken into account.

Notwithstanding the foregoing, if a plan is included in a required or permissive aggregation group that is not a top‑heavy group, such plan shall not be a top‑heavy plan.
(i)    The "valuation date" with respect to any determination date means the most recent Valuation Date occurring within the 12‑month period ending on the determination date.

8.02	Applicability
Notwithstanding any other provision of the Plan to the contrary, the provisions of this Article VIII shall be applicable during any Plan Year in which the Plan is determined to be a top‑heavy plan. If the Plan is determined to be a top‑heavy plan and upon a subsequent determination date is determined no longer to be a top‑heavy plan, the vesting provisions of Article IX shall again become applicable as of such subsequent determination date; provided, however, that if the prior vesting provisions do again become applicable, any Employee with three or more Years of Vesting Service may elect in accordance with the provisions of Article IX, to continue to have his vested interest in his Separate Account determined in accordance with the vesting schedule specified in Section 8.05.
The provisions of this Article VIII shall not be applicable to any Employee covered by a collective bargaining agreement between an Employer and a representative of such Employee as provided in Section 416(i)(4) of the Code.
The provisions of this Article VIII shall not be applicable to the extent provided in Section 416(g)(4)(H).

8.03	Minimum Employer Contribution
If the Plan is determined to be a top‑heavy plan, the Employer Contributions and forfeitures allocated to the Separate Account of each non‑key employee who is a Participant and who is employed by a member of the Controlled Group on the last day of such top‑heavy Plan Year shall be no less than the lesser of (i) three percent of his compensation or (ii) the largest percentage of compensation that is allocated as an Employer Contribution, Salary Deferral Contribution, or both for such Plan Year to the Separate Account of any key employee; except that, in the event the Plan is part of a required aggregation group, and the Plan enables a defined benefit plan included in such group to meet the requirements of Section 401(a)(4) or 410 of the Code, the minimum allocation of Employer Contributions to each such non‑key employee shall be three percent of the compensation of such non‑key employee. Any minimum allocation to a non‑key employee required by this Section 8.03 shall be made without regard to any social security contribution made on behalf of the non‑key employee, his number of hours of service, his level of compensation, or whether he declined to make elective or mandatory contributions. For purposes of the foregoing, Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

8.04	Coordination with Other Plans
If the Plan is a top‑heavy plan, each non‑key employee who is a Participant and who is employed by a member of the Controlled Group on the last day of a top‑heavy Plan Year and who is also covered under any other top‑heavy plan or plans maintained by the Employer will receive the top‑heavy benefits provided under such other defined contribution plan, or, if not covered under such other defined contribution plan, under such other defined benefit plan, in lieu of the minimum top‑heavy allocation under the Plan.

8.05	Accelerated Vesting
If the Plan is determined to be a top‑heavy plan, unless the Plan provides for more rapid vesting, a Participant's vested interest in his Separate Account shall be determined in accordance with the following vesting schedule:

Years of Vesting Service	Vested Interest

less than 3	0%
3 or more	100%

ARTICLE IX
SERVICE AND VESTING

9.01	Crediting of Hours of Service
An Employee shall be credited with an Hour of Service for each hour for which the Employee is directly or indirectly compensated or entitled to compensation by the Employer or any other member of the Controlled Group for the performance of duties on or after the Effective Date.

9.02	Full Vesting
A Participant shall at all times have a fully vested and nonforfeitable interest in his Separate Account.

9.03	Amendments to Vesting Schedule
If any Plan amendment changes any vesting schedule under the Plan applicable to a Participant, the Participant's vested interest in his Separate Account as of the later of the effective date of the amendment or the date the amendment is adopted shall be computed under such vesting schedule of the Plan either with or without regard to such amendment, whichever is more favorable to the Participant.

ARTICLE X
ELIGIBILITY AND PARTICIPATION

10.01	Eligibility and Participation
Each Eligible Employee shall become a Participant of the Plan as follows:
(a)    Each Eligible Employee shall become a Participant as soon as practicable after the date on which he becomes an Eligible Employee.
(b)    Each Eligible Employee whose participation in the Plan is provided for under a collective bargaining agreement between the Employer and the Eligible Employee's representative shall become a Participant of the Plan for all purposes of the Plan as soon as practicable after the date on which he becomes an Eligible Employee, except to the extent (if any) specifically provided for in such collective bargaining agreement.

10.02	Termination and Rehiring
If an Eligible Employee whose service terminated and who is subsequently rehired by an Employer had met the participation requirements of Section 10.01(a) or (b), as applicable, when his service terminated, the Eligible Employee shall become eligible to participate in the Plan for all purposes of the Plan on his Reemployment Commencement Date.
If an Eligible Employee whose service terminated and who is subsequently rehired by an Employer had not met the participation requirements of Section 10.01(a) or (b) when his service terminated, the Eligible Employee shall become eligible to participate in the Plan upon satisfying the participation requirements of Section 10.01(a) or 10.01(b).

10.03	Duration of Participation
Once an Eligible Employee becomes a Participant, he shall remain a Participant (i) while he is an Employee, for so long as a portion of the Trust is credited to his Separate Account whether or not he continues to be an Eligible Employee, or (ii) while he is not an Employee, for so long as a portion of the Trust is credited to his Separate Account or, if earlier, until his death. If a Participant ceases to be an Eligible Employee, no further Salary Deferral Contributions may be made on his behalf and no further Employer Contributions shall be allocated to his Separate Account, except as expressly provided in the Plan.

ARTICLE XI
INVESTMENT FUNDS, ACCOUNTING, AND SEPARATE ACCOUNTS

11.01	Investment Funds
The Trust Fund shall be comprised of separate Investment Funds for the investment of the contributions made hereunder, as provided in the Trust Agreement, and shall include an Investment Fund known as the Windstream Stock Fund, which shall be invested primarily in common stock of Windstream Holdings, Inc., a Delaware corporation, as the common stock is from time to time constituted.
For the period from April 24, 2015, the Distribution Date as defined in the Separation and Distribution Agreement between Windstream Holdings, Inc. and Communications Sales & Leasing, Inc. (“CS&L”), through the date that is 18 months after the Distribution Date (with such date to be specified by the Committee), but not thereafter, there shall be an Investment Fund known as the CS&L Stock Fund, which shall be invested in common stock of CS&L, a Maryland corporation. The CS&L Stock Fund shall be closed to additional investments through contributions or transfers into the CS&L Stock Fund, but open for transfers out of the Fund.

11.02	Participant Loans
If a loan from the Plan to a Participant is approved in accordance with the provisions of Article XVIII, the loan shall be an earmarked investment of a portion of the Participant's Separate Account. Notwithstanding any other provision of the Plan to the contrary, repayments received with respect to a loan shall be allocated as provided in Article XVIII.

11.03	Participant Investment Elections
Each Participant shall make an investment election, in the manner and with such advance notice period as the Plan Administrator shall prescribe, directing the manner in which his Salary Deferral Contributions, Employer Contributions, and Rollover Contributions shall be invested. A Participant's investment election shall specify the percentage, in such percentage increments as the Plan Administrator shall prescribe, of such contributions that shall be allocated to one or more of the Investment Funds with the sum of such percentages equaling 100%. A Participant's investment elections shall remain in effect until his entire interest under the Plan is distributed in accordance with the provisions of the Plan or until he files a change of investment election with the Plan Administrator, as provided in Section 11.04. Notwithstanding the foregoing, any contribution paid in common stock of Windstream Holdings, Inc. in accordance with Section 13.07 shall be invested in the Windstream Stock Fund.

11.04	Change of Investment Elections
A Participant may change his investment elections, subject to the provisions of Section 11.03, with respect to future Salary Deferral Contributions and Employer Contributions, with such frequency, at such times, and in the manner and with such advance notice period as the Plan Administrator shall prescribe.

11.05	Transfers Among Investment Funds
A Participant or alternate payee may elect to transfer investments with respect to one or more types of contributions from any Investment Fund to any one or more other Investment Funds, with such frequency, at such times, and in the manner and with such advance notice period as the Plan Administrator shall prescribe. Notwithstanding the foregoing, a Participant may not make an investment election to transfer any amount into or out of any other Investment Fund for which transfers in or out are not permitted. A Participant's transfer election shall specify a percentage or amount, in such percentage or amount increments as the Plan Administrator may prescribe, of the amount eligible for transfer that is to be transferred, which percentage may not exceed 100 percent and which amount may not exceed the amount eligible for transfer. A transfer election may be made at such times, and in the manner and with such advance notice period as the Plan Administrator shall prescribe, subject to any restrictions pertaining to a particular Investment Fund. The Plan Administrator shall authorize the Trustee to make the necessary transfers among the Investment Funds to reflect transfer elections.

11.06	Allocation of Earnings or Losses to Separate Accounts
The assets of the Trust will be valued on each Valuation Date at fair market value. On such date, the earnings and losses of the Trust will be allocated to each Participant's Separate Account according to the ratio of such Separate Account balance to all Separate Accounts balances, or by utilizing any other formula as is appropriate under the circumstances.
Notwithstanding the foregoing provisions of this Section 11.06 or any other provision of the Plan, some or all of the Investment Funds may be administered and accounted for on a share basis or unitized basis, and Separate Accounts (and Sub‑Accounts, as applicable) invested therein may be valued accordingly, as determined by the Plan Administrator.

11.07	Separate Accounts
A Separate Account shall be established in the name of each Participant reflecting his interest in the Trust Fund. Each Separate Account shall be maintained and administered for each Participant and Beneficiary in accordance with the provisions of the Plan. The balance of each Separate Account shall be the balance of the account after all credits and charges thereto, for and as of such date, have been made as provided herein.

11.08	Sub‑Accounts
A Participant's Separate Account shall be divided into such Sub‑Accounts as are necessary or appropriate to reflect a Participant's interest in the Trust Fund.

11.09	No Participant Investment Election
If for any reason a Participant's Separate Account includes amounts with respect to which the Participant has not made an investment election, the Participant shall be deemed to have elected, but with respect only to the applicable type or types of contributions for which an investment election was not made, to have 100% of such contributions invested in the Investment Fund or Investment Funds as shall be determined by the Plan Administrator.

11.10	Special ESOP Provisions
The following provisions apply only to the ESOP Feature of the Plan:
(a)    Right of First Refusal. At any time at which Windstream Holdings, Inc. stock ceases to be publicly traded within the meaning of Treas. Reg. Section 54.4975-7(b)(1)(iv), all shares held under the ESOP Feature distributed by the Trustee may, as determined by the Plan Administrator, be subject to a "right of first refusal." Such a "right" shall provide that prior to any subsequent transfer, the shares must first be offered in writing to the Trust, and then, if refused by the Trust, to the Employer. In the event that the proposed transfer constitutes a gift or other such transfer at less than fair market value, the price per share shall be the fair market value determined as of the Valuation Date coinciding with or immediately preceding the date offered to the Trust, or in the event of a proposed purchase by a prospective bona fide purchaser other than the Controlled Group, the offer to the Trustee and the Employer shall be at the greater of fair market value determined as of the Valuation Date coinciding with or immediately preceding the date offered to the Trust or at the price offered to be paid by the prospective bona fide purchaser; provided, however, that in the case of a purchase by the Trust from a disqualified person (as defined in Section 4975 of the Code) the price per share shall be determined as of the date of the purchase; and, provided, further, that the Trust shall not purchase any shares when the purchase price of such shares is in excess of fair market value. The Trust or the Employer, as the case may be, may accept the offer at any time during a period not exceeding fourteen days after receipt of such offer. The right of first refusal shall lapse fourteen days after the security holder gives written notice to the Trust of its right of first refusal with respect to the shares.
(b)    Put Option. At any time at which Windstream Holdings, Inc. stock held under the ESOP Feature has ceased to be readily tradable on an established securities market, a Participant or Beneficiary shall be granted at any such time that such shares are distributed to him, an option to "put" such shares to the Employer; provided, however, that the Trust shall have the option to assume the rights and obligations of the Employer at the time the

"put" option is exercised. Such "put" option shall provide that, for a period of 60 days (excluding any period during which the Employer is prohibited from honoring the "put" option by applicable federal or state law) after such shares are distributed by the Trustee to a Participant or Beneficiary, the Participant or Beneficiary shall have the right to have the Employer purchase such shares at their fair market value, and if the "put" option is not exercised within such 60-day period, it may be exercised within an additional period of 60 days during the Plan Year next commencing after the date such shares were distributed by the Trustee. For purposes of this Section 11.10, fair market value shall be based on the fair market value determined as of the Valuation Date coinciding with or immediately preceding the date of exercise. Such "put" option shall be exercised by notifying the Employer in writing. The terms of payment for the purchase of such shares shall be reasonable. In the case of deferral of payment, adequate security and a reasonable rate of interest shall be provided for any credit extended, and cumulative payments as of any given date shall be no less than the aggregate of reasonable periodic payments as of such date. Periodic payments shall be considered reasonable if annual installments, commencing within 30 days after the “put” is exercised, are substantially equal and if the payment period extends for not more than five years after the date the “put” is exercised.
(c)    Other Options. Except as otherwise provided in this Section 11.10, no person may be required to sell shares held under the ESOP Feature to the Employer, nor may the Trust enter into an agreement which obligates the Trust to purchase such shares at an indefinite time determined upon the happening of an event such as the death of a shareholder.
(d)    Nonterminable Protections and Rights. Except as provided in this Section 11.10 or as otherwise required by applicable law, no share held under the ESOP Feature may be subject to a put, call, or other option, or buy-sell or similar arrangement while held by or when distributed from the Trust, whether or not the ESOP Feature ceases to be an employee stock ownership plan. Moreover, if the Trustee holds or distributes any shares held under the ESOP Feature which are not readily tradable on an established securities market when distributed or which cease to be so tradable within the otherwise applicable "put" option periods, and the ESOP Feature ceases to be an employee stock ownership plan or a loan that financed the purchase of such shares is repaid, the "put" option described above shall be nonterminable with respect to such shares; provided, however, that in the case of such shares ceasing to be so tradable within the otherwise applicable "put" option periods, the Employer shall notify each distributee described above who is then holding any such shares in writing on or before the tenth day after the date the shares cease to be so tradable that for the remainder of such period or periods such shares are subject to a "put" option and the terms thereof, all as set forth above; and, provided, further, that the number of days between such tenth day and the date of which notice is actually given, if later than on the tenth day, shall be added to the duration of the "put" option.
(e)    Dividend Distributions. In accordance with procedures established by the Plan Administrator, any cash dividends payable on shares held in the Windstream Stock Fund attributable to the vested portion of the Separate Accounts of Participants and Beneficiaries may be paid currently, or within ninety (90) days after the end of the Plan Year in which the dividends are paid to the Trust, in cash to the Participants and Beneficiaries on a nondiscriminatory basis, or such dividends may be paid directly to the Participants and Beneficiaries, or the dividends may be paid to the Plan and reinvested in the Windstream Stock Fund. Each Participant or Beneficiary to whom Windstream Holdings, Inc. stock is attributable to the vested portion of their Separate Accounts shall have the right to elect in accordance with procedures established by the Plan Administrator whether such dividends (1) will be paid in cash to the Participant or Beneficiary, or (2) will remain in the Participant's or Beneficiary's Separate Account and be reinvested in Windstream Holdings, Inc. stock through the Windstream Stock Fund. For a Participant or Beneficiary who fails to make an election, such dividends shall remain in the Participant's or Beneficiary's Separate Account and be reinvested in Windstream Holdings, Inc. stock through the Windstream Stock Fund. Any dividends that are reinvested shall be 100% vested.
(f)    Special ESOP Valuation. At any time at which Windstream Holdings, Inc. stock held under the ESOP Feature has ceased to be readily tradable on an established securities market, valuation of such Windstream Holdings, Inc. stock with respect to activities carried on by the Plan shall be by an independent appraiser in accordance with Section 401(a)(28)(C) of the Code.
(g)    Diversification of Company Stock. The provisions of this Section 11.10(g) shall apply to any investment in Windstream Holdings, Inc. stock if such stock is publicly traded or treated as publicly traded under section 401(a)(35) of the Code. Windstream Holdings, Inc. stock that is not publicly-traded shall be treated as publicly-traded securities if the Company or any member of its controlled group (determined as provided in section 414(b) of the Code, but substituting 50 percent for 80 percent) has issued publicly-traded securities, unless neither the Company nor its parent company has issued either (i) publicly-traded securities or (ii) a special class of stock that grants particular rights to or bears particular risks for the holder or issuer with respect to any member of the controlled group. Notwithstanding any other provision of the Plan to the contrary, a Participant (or Beneficiary) whose Separate Account is invested, in whole or in part, in the Windstream Stock Fund shall be permitted to divest such investments and reinvest such Separate Account in other Investment Funds provided under the Plan.
The Plan shall offer at least three Investment Fund options as alternatives to the Windstream Stock Fund. Each such alternative Investment Fund shall be diversified and shall have materially different risk and return characteristics.
The Plan shall not be treated as meeting the requirements of this Section 11.10(g) if the Plan imposes any restrictions or conditions on investment in the Windstream Stock Fund that do not also apply to investment in the other Investment Funds (other than any restrictions or conditions imposed by reason of the application of securities laws or as otherwise provided in applicable guidance).

ARTICLE XII
SALARY DEFERRAL CONTRIBUTIONS AND ROLLOVER CONTRIBUTIONS

12.01	Salary Deferral Contributions
Effective as of the date he becomes a Participant, or the beginning of any subsequent payroll period, each Participant may elect, in the manner and with such advance notice period as the Plan Administrator shall prescribe (including elections with automatic increases if and as prescribed by the Plan Administrator), to have Salary Deferral Contributions made to the Plan on his behalf by his Employer as hereinafter provided. A Participant's election shall include his authorization for his Employer to reduce his Compensation and to make Salary Deferral Contributions on his behalf and his election as to the investment of his contributions in accordance with Article XI. Salary Deferral Contributions on behalf of a Participant shall commence as soon as practicable after the date on which his election is effective.
A Participant may specify in accordance with rules and procedures prescribed by the Committee that all or a portion of the Salary Deferral Contributions be treated as Roth contributions under Section 402A of the Code. A Separate Account or Sub-Account shall be established for amounts specified as Roth contributions.

12.02	Amount of Salary Deferral Contributions
The amount of Salary Deferral Contributions to be made to the Plan on behalf of a Participant by his Employer shall be an integral percentage of his Compensation for the applicable payroll period of not less than 1% nor more than 50%. A Participant's Compensation shall be reduced for each payroll period by the percentage he elects to have contributed on his behalf to the Plan in accordance with the terms of his currently effective salary reduction agreement.

12.03	Changes in Salary Reduction Agreement
A Participant may change the percentage of his future Compensation that his Employer contributes on his behalf as Salary Deferral Contributions at such time or times, and in the manner and with such advance notice period as the Plan Administrator shall prescribe; provided, however, that the Participant shall be provided with an effective opportunity to make (or change) the percentage of his future Compensation that his Employer contributes on his behalf as Salary Deferral Contributions at least once during each Plan Year. A Participant who changes his Compensation reduction authorization shall be limited to selecting a percentage of his Compensation that is otherwise permitted under Section 12.02. Salary Deferral Contributions shall be made on behalf of such Participant by his Employer pursuant to his amended Compensation reduction authorization filed in accordance with this Section 12.03 commencing with Compensation paid to the

Participant on or after the date such filing is effective, until otherwise altered or terminated in accordance with the Plan.

12.04	Suspension of Salary Deferral Contributions
A Participant may have his Salary Deferral Contributions suspended at any time in the manner and with such advance notice period as the Plan Administrator shall prescribe. Any such voluntary suspension shall take effect commencing with Compensation paid to such Participant after the expiration of the required notice period and shall remain in effect until Salary Deferral Contributions are resumed as hereinafter set forth.

12.05	Resumption of Salary Deferral Contributions
A Participant may resume such contributions at such times, and in the manner and with such advance notice period as the Plan Administrator shall prescribe. A Participant who resumes Salary Deferral Contributions shall be limited to selecting a percentage of his Compensation that is otherwise permitted under Section 12.02.

12.06	Delivery and Crediting of Salary Deferral Contributions
As soon as practicable after the date an amount would otherwise be paid to an Employee as it can reasonably be separated from Employer assets, each Employer shall cause to be delivered to the Trustee in cash all Salary Deferral Contributions attributable to such amounts, but in no event later than such time as is required by regulations under Section 401(k) of the Code. In no event shall an Employer deliver Salary Deferral Contributions to the Trustee on behalf of an Employee prior to the date the Employee performs the services with respect to which the Salary Deferral Contribution is made, unless such pre-funding is to accommodate a bona fide administrative concern and is not for the principal purpose of accelerating deductions.

12.07	Limitations on Salary Deferral Contributions
Salary Deferral Contributions are subject to all applicable limitations contained in Article VII.

12.08	Rollover Contributions
Subject to the approval of the Plan Administrator, an Eligible Employee who was a participant in a plan qualified under Section 401 of the Code and who receives a cash distribution from such plan that he elects either (i) to roll over immediately to a qualified retirement plan (including as a direct rollover) or (ii) to roll over into a conduit IRA from which he receives a later cash distribution, may elect to make a Rollover Contribution to the Plan if he is entitled under the Code to roll over such distribution to another qualified retirement plan. The Plan Administrator may require an Eligible Employee to provide it with such information as it deems necessary or desirable to show that he is entitled to roll over such distribution to another qualified retirement plan. An Eligible Employee shall make a Rollover Contribution to the Plan by delivering, or causing to be delivered, to the Trustee the cash that constitutes the Rollover Contribution amount within 60 days of receipt of the distribution from the plan or from the conduit IRA in accordance with procedures established by the Plan Administrator. The Eligible Employee shall also deliver to the Plan Administrator his election as to the investment of his contributions in accordance with Article XI.
An Eligible Employee who is the surviving spouse of a person who was a participant in a plan qualified under Section 401(a) of the Code and who receives a cash distribution from such retirement plan with respect to such deceased person that the Eligible Employee elects either (i) to roll over immediately to a qualified retirement plan (including as a direct rollover) or (ii) to roll over into a conduit IRA from which he receives a later cash distribution, may elect to make a Rollover Contribution in cash to the Plan if the Eligible Employee is entitled under the Code to roll over such distribution to another qualified retirement plan.
Rollover Contributions under this Section 12.08 shall include direct rollovers from a Roth contribution account under an applicable retirement plan described in Section 402A(e)(1) of the Code to the extent permitted by Section 402(c) (“Roth rollover contributions”), but shall not include employee after-tax contributions that are not includable in gross income. A Separate Account or Sub-Account shall be established for Roth rollover contributions.

12.09	Catch-Up Contributions
A Participant who is eligible to make Salary Deferral Contributions and who has attained fifty (50) years of age prior to the end of the applicable Plan Year shall be eligible to make Catch-Up Contributions in accordance with the provisions of this Section 12.09 and in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the limitations of Section 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of the allowance of such Catch-Up Contributions.
A Participant may specify in accordance with rules and procedures prescribed by the Committee that all or a portion of the Catch-Up Contributions be treated as Roth contributions under Section 402A of the Code. A Separate Account or Sub-Account shall be established for amounts specified as Roth Catch-Up Contributions.
Catch-Up Contributions shall not be taken into account for purposes of determining Supplemental Employer Matching Contributions, but shall be taken into account for purposes of determining Safe Harbor Employer Matching Contributions.

Effective as of the date he becomes a Participant, or the beginning of any subsequent payroll period, each Participant may elect, in the manner and with such advance notice period as the Plan Administrator shall prescribe, to have Catch-Up Contributions made to the Plan on his behalf by his Employer as hereinafter provided. A Participant's election shall include his authorization for his Employer to reduce his Compensation and to make Catch-Up Contributions on his behalf. Catch-Up Contributions shall be accounted for in a Sub-Account, and shall be invested according to the investment elections attributable to Salary Deferral Contributions.

12.10	Contributions Limited to Effectively Available Compensation
Notwithstanding any other provision of the Plan or of an Eligible Employee's salary reduction authorization, in no event will Salary Deferral Contributions, including Catch Up 401(k) Contributions, be made for a payroll period in excess of a Participant’s "effectively available" Compensation. Effectively available Compensation means the Compensation remaining after all other required amounts have been withheld, e.g., tax withholding, withholding for contributions to a cafeteria plan under Code Section 125, etc. and excluding amounts that are not paid in cash.

ARTICLE XIII
EMPLOYER CONTRIBUTIONS AND ALLOCATIONS

13.01        Safe Harbor Employer Matching Contributions
Each Matching Employer shall make a Safe Harbor Employer Matching Contribution on behalf of each Participant who is eligible to receive Safe Harbor Employer Matching Contributions in an amount equal to:

(a)	100% of the first 3% of the Participant's Compensation that he contributes to the Plan as Salary Deferral Contributions or Catch-Up Contributions for the Plan Year, plus

(b)	50% of the next 2% of the Participant's Compensation that he contributes to the Plan as Salary Deferral Contributions or Catch-Up Contributions for the Plan Year.
As soon as administratively practicable following the end of the Plan Year, Safe Harbor Employer Matching Contributions shall be made by the Matching Employer and allocated to each Participant on behalf of whom the Safe Harbor Employer Matching Contributions were made for the respective Plan Year.

13.02	Supplemental Employer Matching Contributions
For each Plan Year, a Matching Employer may, in its sole discretion, make Supplemental Employer Matching Contribution(s) under the Plan with respect to Salary Deferral Contributions made by the Matching Employer on behalf of its Eligible Employees in an amount that is a percentage (as determined by the Matching Employer in its sole discretion) of Salary Deferral Contributions that are not in excess of a percentage (as determined by the Matching Employer in its sole discretion) of Compensation paid by the Matching Employer for that Plan Year. A person is entitled to share in the allocation of Supplemental Employer Matching Contribution(s) of a Matching Employer for a Plan Year only if he is employed as an Eligible Employee (in a position not covered by a collective bargaining agreement) on the last day of the Plan Year or if the person died, retired, or became disabled while employed as an Eligible Employee (in a position not covered by a collective bargaining agreement) during the Plan Year. A person is eligible to receive Supplemental Employer Matching Contributions only with respect to the Participant's Compensation and Salary Deferral Contributions for the portion of the Plan Year that is attributable to the period when the Participant was an Eligible Employee (in a position not covered by a collective bargaining agreement) of the Matching Employer during the Plan Year. For purposes of this paragraph, (i) "retired" means termination of employment on or after age 65 or when eligible for an "Early Retirement Pension" under the Windstream Pension Plan and (b) "disabled" means disabled under the Company's long-term disability plan.
With respect to any Eligible Employee who is covered by a collective bargaining agreement between an Employer and a representative of the Employee, the Employer shall make a Supplemental Matching Contribution under the Plan with respect to Salary Deferral Contributions made by the Employer on behalf of the Employee only as agreed to in the collective bargaining agreement.

13.03	Timing of Employer Contributions
The Employer Contributions which are to be made for a Plan Year shall be paid to the Trust from time to time as deemed advisable by the Employer but in no event later than the earliest of (i) the time prescribed by law for filing the Employer's Federal income tax return for its applicable taxable year, including extensions thereof, (ii) such time as is required by regulations under Section 401(k) and/or Section 401(m) of the Code, as applicable, or (iii) such time (if any and as applicable) expressly provided by the Plan. In no event shall the total amount of Employer Contributions under this Article XIII exceed the maximum amount deductible in such year, under the provisions of the Code and applicable Treasury Regulations thereunder.
In no event shall an Employer deliver Employer Contributions to the Trustee on behalf of an Employee prior to the date the Employee performs the services with respect to which the Employer Contribution is being made, unless such pre-funding is to accommodate a bona fide administrative concern and is not for the principal purpose of accelerating deductions.

13.04	Suspense Account Reduction
Employer Contributions shall be reduced, if necessary, by any amount held in a suspense account pursuant to Article VII.

13.05	Limitations on Employer Contributions
Employer Contributions are subject to all applicable limitations contained in Article VII.

13.06	Overriding Provisions Regarding Collective Bargaining Agreements
Notwithstanding any other provision of this Article XIII or any other provision of Plan to the contrary, an Employee who is covered by a collective bargaining agreement between an Employer and a representative of such Employee shall not receive any allocation(s) of Supplemental Employer Matching Contribution(s), Safe Harbor Employer Matching Contribution(s) or any other Employer Contribution(s), except to the extent (if any) specifically provided for in such collective bargaining agreement, which contribution formula(s) are set forth in Appendix A.

13.07	Form of Matching Contributions
Regular Employer Matching Contributions, Supplemental Employer Matching Contributions, and other Employer Contributions which are to be made for a Plan Year for any Eligible Employee shall be paid in cash or in common stock of Windstream Holdings, Inc. (or a combination thereof) as deemed advisable by the Employer in its discretion (in its settlor capacity). Any in kind contribution made under this Section 13.07 shall be unencumbered. The foregoing provisions of this Section 13.07 shall apply only to Eligible Employees who are either (i) not covered by a collective bargaining agreement or (ii) are covered by a collective bargaining agreement and are designated by the Employer as eligible to receive contributions in cash or in common stock of Windstream Holdings, Inc. (or a combination thereof). If the foregoing provisions of this Section 13.07 are not applicable to an Eligible Employee, the Regular Employer Matching Contributions, Supplemental Employer Matching Contributions, and other Employer Contributions shall be paid in cash.

ARTICLE XIV
DISTRIBUTIONS

14.01	Distributions
A Participant whose Settlement Date occurs shall receive distribution of the value of his Separate Account in a form of payment provided in Article XV as soon as reasonably practicable following the date on which his Settlement Date occurs or the date his application for distribution is filed with the Plan Administrator, if later.

14.02	Distributions to Beneficiaries
If a Participant dies prior to the date distribution of his Separate Account has been made, his Beneficiary shall receive distribution of the value of the Participant's Separate Account in a single sum payment as soon as reasonably practicable following the date the Beneficiary's application for distribution is filed with the Plan Administrator.

14.03	Administrative Powers Relating to Payments
If a Participant or Beneficiary is under a legal disability or, by reason of illness or mental or physical disability, is in the opinion of the Plan Administrator unable properly to attend to his personal financial matters, the Trustee may make such payments in such of the following ways as the Plan Administrator shall direct:
(a)    directly to such Participant or Beneficiary; or
(b)    to the legal representative of such Participant or Beneficiary.
Any payment made pursuant to this Section 14.03 shall be in complete discharge of the obligation under the Plan.

14.04	Reemployment
If a Participant whose Settlement Date has occurred is reemployed by an Employer or any other member of the Controlled Group, he shall lose his right to any distribution or further distributions from the Trust Fund arising from his prior Settlement Date and his interest in the Trust Fund with respect to such amounts shall thereafter be treated in the same manner as that of any other Participant whose Settlement Date has not occurred, and such prior election, if any, of a form of payment hereunder shall be ineffective.

14.05	Inability to Locate Payee
Each Participant (or Beneficiary) shall keep the Plan Administrator informed of his current address and the current address of his Beneficiary. If any benefit becomes payable to any person, or to the executor or administrator of any deceased person, and if that person or his executor or administrator does not present himself to the Plan Administrator within a reasonable period after the Plan Administrator mails written notice of his eligibility to receive a distribution hereunder to his last known address and makes such other diligent effort to locate the person as the Plan Administrator determines, that benefit will be forfeited. However, if the payee later files a claim for that benefit, the benefit will be restored.

ARTICLE XV
FORMS OF PAYMENT
15.01        Method of Distribution
On and after a Participant's Settlement Date, or the date his application for distribution is filed with the Plan Administrator, if later, and after all adjustments to his Separate Account required as of that date shall have been made, distribution of his Separate Account shall be made as soon after such date as is administratively practicable, to the Participant, or, if the Participant has died, to his Beneficiary, in the form of a single sum payment.
The Participant or Beneficiary (including an alternate payee) may elect to have a distribution under this Section 15.01 distributed in shares of "Windstream Stock", as defined in the Trust Agreement, to the extent that the Separate Account from which distribution is being made was invested in the "Windstream Stock Fund", as defined in the Trust Agreement, on the Valuation Date applicable in determining the amount of the distribution. The number of shares of Windstream Stock to be distributed shall be determined based on the Valuation Date that was used to determine the amount that would have been distributed in cash and by using the value per share of Windstream Stock used for valuing the Windstream Stock Fund for such Valuation Date, with any fractional share converted to cash and payment of the value of the fraction share made in cash. Without limiting the foregoing provisions allowing distribution as soon as practicable following the Participant’s Settlement Date, in accordance with Section 409(o)(1)(A)(i) of the Code, a Participant may elect distribution of his Separate Account not later than one year after the close of the Plan Year in which the Participant separates from service by reason of the attainment of Normal Retirement Age, disability or death.

15.02	Consent and Timing
Any distribution to the Participant that commences prior to his attainment of the age of 65 years shall require the written consent of the Participant within 180 days of the date of any such distribution if the value of the Participant's Separate Account at the time of such distribution exceeds $5,000. For purposes of the immediately preceding sentence, rollover contributions made to a Participant's Separate Account pursuant to Section 12.08 shall be taken into consideration in determining the value of a Participant's Separate Account.

15.03	Notice Regarding Distribution
Within the 150 day period ending 30 days prior to the date distribution of a Participant's Separate Account is to be made or commenced, the Plan Administrator shall provide him with a written explanation of the forms of payment available under the Plan, his right to make a direct rollover, and, except as otherwise provided in Section 15.04, the Participant's right to defer distribution of his Separate Account until a date not later than the date required pursuant to Article XVI, and a description of the consequences to the

Participant of not deferring distribution until such date. Notwithstanding the foregoing, distribution may be made or commenced less than 30 days after the notice required by this Section 15.03 is given to the Participant, provided that:
(a)    the Plan Administrator clearly informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution and, if applicable, a particular distribution option, and
(b)    the Participant, after receiving the notice, affirmatively elects a distribution.

15.04	Small Benefit Cash Out
Notwithstanding the preceding provisions of this Article XV, the Separate Account of a Participant shall be distributed in a single sum payment as soon as practicable following his Settlement Date if the value of his vested Separate Account is $5,000 or less. If a lump sum is payable under this Section to a Participant and the Separate Account exceeds $1,000, and the Participant does not elect to have such distribution paid directly to an eligible retirement plan (as described in Section 401(a)(31)(E) of the Code) specified by the Participant in a direct rollover or to receive the distribution directly, then the Benefits Committee shall pay the distribution in a direct rollover to an individual retirement account designated by the Benefits Committee (or its delegate). For purposes of clarity, in the event a lump sum is payable under this Section to a Participant where the Separate Account is $1,000 or less or to a Spouse or other Beneficiary, and the Participant, Spouse or other Beneficiary does not make an election, then the Benefits Committee shall pay the distribution directly to the Participant, Spouse, or other Beneficiary.

15.05	Direct Rollover Requirements
Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Section, the following definitions shall apply:
(a)    Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any amount that is distributed on account of hardship; and, unless transferred to an individual account or annuity described in Section 408(a) or (b) of the Code or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible, the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).
(b)    Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, a Roth IRA described in Section 408A of the Code, a qualified trust described in Section 401(a) of the Code that is a defined contribution plan that accepts the distributee's eligible rollover distribution, an annuity contract described in Section 403(b) of the Code, or an eligible plan under Section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from the Plan.
(c)    Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.
(d)    Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.
(e)    Nonspouse Beneficiary: In accordance with Section 402(c)(11) of the Code, a Beneficiary (other than a Spouse) of a deceased Participant may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of a distribution described in Section 14.02 paid directly to an individual retirement plan (as described in Section 402(c)(8)(B)(i) or (ii)) specified by the Beneficiary in a direct rollover.

15.06	Amount and Timing of Distribution
The value of a Participant's Separate Account for purposes of distribution (and the amount of any distribution) shall be based on the value of the vested balance of the Participant's Separate Account as of the Valuation Date determined (on a uniform basis) by the Plan

Administrator. Distribution shall be made as promptly as practicable after the Valuation Date applicable to such distribution.

15.07	Form of Election
All elections under Article XIV and this Article XV shall be in the manner prescribed by the Plan Administrator from time to time and must be filed on a timely basis.

ARTICLE XVI
MINIMUM REQUIRED DISTRIBUTIONS

16.01	General Rules
(a)    Section 401(a)(14) Provision. Unless a Participant elects a later date (subject to the provisions of this Article XVI), distribution of a Participant's Separate Account shall be made or commenced to the Participant no later than 60 days after the close of the Plan Year in which: occurs the date on which the Participant attains age 65; occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan; or the Participant's employment terminates with the Employer and all other members of the Controlled Group. For purposes of clarity, if a Participant does not affirmatively elect to commence, the Participant is deemed to defer to a later date.
(b)    Requirements of Treasury Regulations Incorporated. All distributions required under this Article XVI will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.
(c)    Precedence. The provisions of this Article XVI will take precedence over any inconsistent provisions of the Plan; provided, however, that the provisions of this Article are not intended to create additional forms of payment that are not otherwise provided under Article XV.

16.02	Time and Manner of Distribution
(a)    Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date. Required beginning date means the April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70-1/2 or (ii) the calendar year in which such Participant separated from employment with the Controlled Group; provided, however, that, in the case of a Participant who is a "5 percent owner" (as defined in section 416 of the Code) with respect to the Plan Year ending in the calendar year in which the Participant attains age 70-1/2, the April 1 of the calendar year in which the Participant attains age 70-1/2.
(b)    Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)
If the Participant's surviving spouse is the Participant's sole designated beneficiary, then, except as provided in Section 16.02(b)(5) below, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(2)
If the Participant's surviving spouse is not the Participant's sole designated beneficiary, then, except as provided in Section 16.02(b)(5) below, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3)
If there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(4)
If the Participant's surviving spouse is the Participant's sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this section 16.02(b), other than Section 16.02(b)(1), will apply as if the surviving spouse were the Participant.

(5)
If the Participant dies before distributions begin and there is a designated beneficiary, distribution to the designated beneficiary is not required to begin by the date specified in the foregoing provisions of this Section 16.02(b), but the Participant's entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant's death. If the Participant's surviving spouse is the Participant's sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, the immediately preceding sentence will apply as if the surviving spouse were the Participant.

For purposes of this Section 16.02 and Section 16.04, unless Section 16.02(b)(4) applies, distributions are considered to begin on the Participant's required beginning date. If Section 16.02(b)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 16.02(b)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Section 16.02(b)(1)), the date distributions are considered to begin is the date distributions actually commence.
(c)    Forms of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year, distributions will be made in accordance with Sections 16.03 and Section 16.04. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and regulations thereunder.

16.03	Required Minimum Distributions During Participant's Lifetime
(a)    Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(1)
the quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

(2)
if the Participant's sole designated beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

(b)    Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this Section 16.03 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

16.04	Required Minimum Distributions After Participant's Death
(a)    Death On or After Date Distributions Begin

(1)
Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated beneficiary, determined as follows:

(i)	The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)
If the Participant's surviving spouse is the Participant's sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

(iii)
If the Participant's surviving spouse is not the Participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(2)
No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b)    Death Before Date Distributions Begin

(1)
Participant Survived by Designated Beneficiary. Except as provided in Section 16.02(b)(5), if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the remaining life expectancy of the Participant's designated beneficiary, determined as provided in Section 16.04(a).

(2)
No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(3)
Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 16.02(b)(1), this Section 16.04 will apply as if the surviving spouse were the Participant.

16.05	Definitions
(a)    Designated Beneficiary. The individual who is designated as the Beneficiary under Article XVII of the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-4, of the Treasury regulations.
(b)    Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 16.02(b). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.
(c)    Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.
(d)    Participant's Account Balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
(e)    Required Beginning Date. The date specified in Section 16.02(a) of the Plan.

ARTICLE XVII
BENEFICIARIES

17.01	Designation of Beneficiary
Subject to the provisions of Section 17.02, each Participant shall have the right to designate, in the manner prescribed by the Plan Administrator, a person or persons or entity to receive any benefit which may become payable upon the death of such Participant or any installment payments remaining unpaid at the death of the Participant. A married Participant's Beneficiary shall be his Spouse, unless the Spouse has consented in the manner provided in Section 17.02 to the Participant's designation of a Beneficiary other than his Spouse. A non‑Spouse Beneficiary designation made by a Participant and consented to by his Spouse may be revoked by the Participant at any time in the manner prescribed by the Plan Administrator, without the consent of his Spouse. Any new Beneficiary designation must again comply with the requirements of Section 17.02.

17.02	Spousal Consent Requirements
Any spousal consent given pursuant to this Article XVII shall be in writing, shall acknowledge the effect of the action taken, shall specifically acknowledge any non‑Spouse Beneficiary designated by the Participant, and shall be witnessed by a Plan representative or a notary public. Such spousal consent shall be valid only with respect to the Spouse who signs the consent. Notwithstanding any other provision of the Plan to the contrary, written spousal consent shall not be required if the Participant establishes to the satisfaction of the Plan Administrator that such consent cannot be obtained because the Spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and regulations issued thereunder.

17.03	No Beneficiary
If no Beneficiary has been designated pursuant to Section 17.01, if a designation is for any reason illegal or ineffective, or if no Beneficiary survives the Participant and he has no surviving Spouse, then the Beneficiary under the Plan shall be the Participant's estate. If a Beneficiary dies after becoming entitled to receive a distribution under the Plan but before distribution is made to him in full, and if no other Beneficiary has been designated to receive the balance of the distribution in that event, the estate of the deceased Beneficiary shall be the Beneficiary as to the balance of the distribution.

17.04	Reliance
In determining a Participant's Beneficiary, the Plan Administrator may act and rely upon any information it deems reliable upon reasonable inquiry, and upon any affidavit,

certificate, or other paper believed by it to be genuine, and upon any evidence believed by it to be sufficient.

ARTICLE XVIII
LOANS

18.01	Application for Loan
A Participant who is a party in interest (or any other person with a Separate Account under the Plan who is a party in interest) may make written application to the Plan Administrator for a loan from his Separate Account. Loans shall be made in accordance with a written loan policy prescribed by the Plan Administrator, and which policy is hereby incorporated into and made a part of the Plan. As collateral for any loan granted hereunder, the Participant shall grant to the Plan a security interest in up to 50 percent of his vested interest under the Plan determined as of the date as of which the loan is originated in accordance with Plan provisions and, in the case of a Participant who is an active employee, also shall enter into an agreement to repay the loan by payroll withholding. No loan in excess of 50 percent of the Participant's vested interest under the Plan shall be made from the Plan. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other employees.
A loan shall not be granted unless the Participant consents to the charging of his Separate Account in accordance with the provisions of Section 18.05 for unpaid principal and interest amounts in the event the loan is declared to be in default.

18.02	Reduction of Account Upon Distribution
Notwithstanding any other provision of the Plan, the amount of a Participant's Separate Account that is distributable to the Participant or his Beneficiary under Article XIV or XIX shall be reduced by the portion of his vested interest that is held by the Plan as security for any loan outstanding to the Participant, provided that the reduction is used to repay the loan. If distribution is made because of the Participant's death prior to the commencement of distribution of his Separate Account and less than 100 percent of the Participant's vested interest in his Separate Account (determined without regard to the preceding sentence) is payable to his surviving spouse, then the balance of the Participant's vested interest in his Separate Account shall be adjusted by reducing the vested account balance by the amount of the security used to repay the loan, as provided in the preceding sentence, prior to determining the amount of the benefit payable to the surviving spouse.

18.03	Requirements to Prevent a Taxable Distribution
Notwithstanding any other provision of the Plan to the contrary, the following terms and conditions shall apply to any loan made to a Participant under this Article XVIII:

(a)    The interest rate on any loan to a Participant shall be a reasonable interest rate commensurate with current interest rates charged for loans made under similar circumstances by persons in the business of lending money.
(b)    The amount of any loan to a Participant (when added to the outstanding balance of all other loans to the Participant from the Plan or any other plan maintained by an Employer or any other member of the Controlled Group) shall not exceed the lesser of:

(1)
$50,000, reduced by the highest outstanding balance of any other loan to the Participant from the Plan or any other plan maintained by an Employer or any other member of the Controlled Group during the preceding 12‑month period; or

(2)	50 percent of the vested portion of the Participant's Separate Account and his vested interest under all other plans maintained by an Employer or any other member of the Controlled Group.
(c)    The term of any loan to a Participant shall be no greater than five years, except in the case of a loan used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence of the Participant.
(d)    Except as otherwise permitted under Treasury regulations, substantially level amortization shall be required over the term of the loan with payments made not less frequently than quarterly.

18.04	Administration of Loans
Any loan approved by the Plan Administrator shall be an ear‑marked investment of the Participant's Separate Account. All principal and interest paid by the Participant on a loan made under this Article XVIII shall be deposited to his Separate Account and shall be allocated upon receipt among the Investment Funds in accordance with the Participant's currently effective investment election.

18.05	Default
If a Participant fails to make or cause to be made, any payment required under the terms of the loan by the last day of the calendar quarter following the calendar quarter in which the required installment payment was due, the Plan Administrator may direct the Trustee to declare the loan to be in default, and the entire unpaid balance of such loan, together with accrued interest, shall be immediately due and payable. In any such event, if such balance and interest thereon is not then paid, the Trustee shall charge the Separate Account of the borrower with the amount of such balance and interest as of the earliest date a distribution may be made from the Plan to the borrower without adversely affecting the tax qualification of the Plan or of the cash or deferred arrangement.

ARTICLE XIX
IN‑SERVICE WITHDRAWALS
A Participant may, while still employed by a member of the Controlled Group, make certain withdrawals from his Separate Account, subject to the following restrictions:
(a)    Withdrawals may be made only as of a Valuation Date after all adjustments have been made to the accounts.
(b)    All withdrawals are subject to the Participant having filed a written application with the Plan Administrator at least such number of days prior to the date on which the withdrawal is to be made as the Plan Administrator shall prescribe.
(c)    All withdrawals shall be in the form of a single‑sum cash payment and the amounts withdrawn shall be debited from the Participant's Separate Account as of the date the payment is made.
(d)    A Participant may make a withdrawal on account of financial hardship only in the event that he furnishes satisfactory evidence to the Plan Administrator that the withdrawal is to alleviate his financial hardship and is for one of the following reasons:

(1)
expenses for (or necessary to obtain) medical care that would be deductible by the Participant under Section 213(d) of the Code (without regard to whether the expenses exceed 10% of adjusted gross income);

(2)	costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(3)
payment of tuition and related educational fees for the next 12 months of post‑secondary education for the Participant, the Participant's Spouse, or any dependent of the Participant (as defined in Section 152 of the Code, without regard to Section 152(b)(1), (b)(2) and (d)(1)(B));

(4)	the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence;

(5)
payments for burial or funeral expenses for the Participant's deceased parent, spouse, children or dependents (as defined in Section 152 of the Code, without regard to Section 152(d)(1)(B) of the Code); or

(6)
expenses for the repair of damage to the Participant's principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(e)    For the purpose of (d) above, financial hardship shall mean an immediate and heavy financial need that cannot be met from other resources of the Participant. A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of the Participant if all of the following requirements are satisfied:

(1)	the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant;

(2)
the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all of the plans maintained by the Employer and all other members of the Controlled Group; and

(3)
the Participant's Salary Deferral Contributions under the Plan and his employee elective contributions and employee contributions, other than mandatory employee contributions to a defined benefit plan, under all other Employer maintained qualified and nonqualified plans of deferred compensation, except health or welfare benefit plans, are suspended for six months after receipt of the hardship distribution.

(f)    The Plan Administrator shall establish such rules and give such directions to the Trustee as shall be appropriate to effectuate the withdrawal in accordance with the terms hereof.
(g)    In the event that a Participant has an outstanding loan at the time of his withdrawal, the amount of the withdrawal may not exceed the excess of (a) the amount which he would otherwise be entitled to
(h)    Withdrawals under this Article XIX shall first be made for reasons other than hardship. Any withdrawal pursuant to paragraph (i)(1) of this Article XIX shall be made from the following sources in the following order: (i) voluntary after-tax employee contributions, (ii) after-tax rollover contributions, (iii) after-tax contributions described in Section 20.10(a)(4) or Section 20.11(a)(4), (iv) rollover contributions, (iii) employer contributions, (iv) "Windstream dividends" described in Section 11.10(e), (iv) employee deferrals, and (v) Roth contributions. Within the employer contributions source, the following order shall apply: (i) Aliant (stock) employer contributions, (ii) Valor employer match, (iii) other Prior Plan employer match, (iv) Employer Contributions (as made to the Plan), and (v) Windstream Profit-Sharing Plan transfer. For purposes of clarity, any withdrawal made for reason of hardship shall be made from the following available sources in the following order: (i) Aliant (stock) employer contributions, (ii) employee deferrals, and (iii) Roth contributions.
In the event that the actual date of payment of the amount of the withdrawal from a Participant's Separate Account does not coincide with a Valuation Date, the amounts credited to his Sub‑Accounts in the applicable Investment Fund or

Funds shall be adjusted, on the basis of a policy established with respect to each Investment Fund by the Plan Administrator (which policy may be changed with respect to each such fund from time to time for application in the future), based upon the latest data available to the Plan Administrator immediately prior to its authorization of such payment, to reflect investment gains or losses in the funds credited to his Sub‑Accounts in the applicable Investment Fund or Funds since the last Valuation Date.
(i)    The provisions of this paragraph (i) shall apply notwithstanding anything to the contrary in the Plan or a Prior Plan.

(1)	A Participant may make a withdrawal from the vested portion of his Separate Account on or after age 59-1/2.

(2)
A Participant may make a withdrawal from his Separate Account of amounts attributable to employee deferrals (but not in excess, if any, of the aggregate of his employee deferrals made to the Plan (or Prior Plan) over previous withdrawals of such employee deferrals) to alleviate hardship.

(3)	A Participant may make a withdrawal from his Separate Account of amounts attributable to voluntary after-tax employee contributions and rollover contributions.

(4)
If and only when, the Plan is subject to the diversification right under Section 401(a)(28) of the Code (i.e., the diversification right under Section 401(a)(35) of the Code does not apply, a Participant may make a withdrawal from his Separate Account of amounts attributable to employer contributions subject to the employee stock ownership diversification right of Section 401(a)(28) of the Code on or after age 55.

(5)	For purposes of determining whether a withdrawal is to alleviate any form of hardship, the standards set forth in paragraphs (d) and (e) above shall apply.

ARTICLE XX
MERGER OF CERTAIN PLANS INTO THE PLAN

20.01	In General
This Article XX contains special provisions regarding Prior Plans that have been merged into the Plan from time to time. Except as may be expressly provided elsewhere in this Article XX, the forms of payment or other rights available under a Prior Plan that may not be eliminated under the Code (and regulations thereunder) shall be available under the Plan solely with respect to a Participant's interest under a Prior Plan and not to the Participant's interest under the Plan determined without regard to this Article XX. A Participant may, however, elect to receive his entire interest under the Plan in a form of payment provided under Article XV.
The general provisions of the Plan shall govern with respect to the interests under a Prior Plan except as otherwise provided in this Article XX. Unless expressly provided otherwise, each beneficiary designation under a Prior Plan shall be void and have no further effect effective as of the date of the merger (including transfer), and Article XVII of the Plan shall apply to determine the beneficiary with respect to the Participant’s Separate Accounts or Sub-Accounts established under the Plan.
If a person who was a participant under a Prior Plan (i) incurred a forfeiture under the Prior Plan prior to the effective date of the merger (and such forfeiture has not been restored), (ii) resumes employment as an Employee under the Plan, and (iii) would have had the forfeiture restored under the Prior Plan as in effect on effective date of the merger, such forfeiture shall be restored under the Plan in the same manner and under the same conditions as such forfeiture would have been restored under the Prior Plan as in effect on the effective date of the merger.

20.02	Transfer of Accounts from Alltel Corporation 401(k) Plan to the Plan

(a)
Transfer. Effective as of July 1, 2006, except that for an Alltel Employee who is designated as a Spinco Employee or Spinco Individual on or after July 1, 2006 and before the date of the merger of the Company with Valor Communications Group, Inc., the date of the merger of the Company with Valor Communications Group, Inc. (the “Effective Date”), certain accounts (the “Alltel Accounts”) under the Alltel Corporation 401(k) Plan (the “Alltel Plan") were transferred to and made a part of the Plan. For purposes of the foregoing:

(i)	The "Alltel Accounts" shall mean the accounts transferred to the Plan from the Alltel Plan in accordance with the provisions of the Transfer Agreement.

(ii)	The "Transfer Agreement" shall mean the Employee Benefits Agreement between Alltel Corporation and Alltel Holding Corp. dated as of December 8, 2005.

(iii)
An "Alltel Employee" shall mean the Spinco Employees and Spinco Individuals as defined in and designated as such in accordance with the Transfer Agreement as of June 30, 2006 and, for those not designated as such on or before June 30, 2006, the Spinco Employees and Spinco Individuals as defined in and designated as such in accordance with the Transfer Agreement on or after July 1, 2006 and before the date of the merger of the Company with Valor Communications Group, Inc.

(b)
Elections, Waivers, and Beneficiary Designations. Notwithstanding anything to the contrary in Section 20.01, any election, waiver, or beneficiary designation made under the Alltel Plan for the Alltel Employee shall apply under the Plan until a superseding election, waiver, beneficiary designation, as applicable, is made under the Plan.

(c)
Domestic Relations Orders. Notwithstanding any other provision of the Plan to the contrary (in particular the last sentence of Section 3.03(b)), a distribution to an alternate payee under a qualified domestic relations order received by the Plan Administrator of the Alltel Plan prior to January 1, 2002 may not be made to the alternate payee prior to when the participant could have received distribution except as required to be made available by Section 414(p)(4) of the Code.

(d)
Hardship Withdrawals. The "Employer Contribution Account" under the Alltel Plan with respect to amounts attributable to "Employer Contributions" made to the Alltel Plan for periods prior to January 1, 1995 may be withdrawn in accordance with the provisions of Article XIX. The "Salary Contribution Account" (but not in excess, if any, of (a) the sum or (i) the net credit balance in his "Salary Deferral Contribution Account" under the Alltel Plan as of December 31, 1988 and (ii) the aggregate of his "Salary Deferral Contributions" made to the Alltel Plan on and after January 1, 1989 over (b) the withdrawals on and after January 1, 1989 from his "Salary Deferral Contribution Account" under the Alltel Plan) under the Alltel Plan may be withdrawn in accordance with the provisions in Article XIX. The Alltel Accounts shall be considered a Prior Plan for purposes of Article XIX.

(e)
Installment Form for Beneficiaries. If a Participant dies after the date of the balance of his separate account transferred to the Plan from the Alltel Plan has commenced in the form of installments, his Beneficiary shall receive distribution of the remainder of the installment payments beginning as soon as reasonably practicable following the Participant's date of death; except that a Participant's Beneficiary may elect to receive a single sum payment of the Participant's remaining Separate Account in lieu of any further installments.

20.03	Merger of Valor Telecommunications Southwest, LLC Savings Plan
Merger. Effective as of March 1, 2007, the Valor Telecommunications Southwest, LLC Savings Plan (the "Valor Plan") was merged into and made a part of the Plan.
For purposes of clarity, the following forms of payment and in-service withdrawal provisions that were available under the Valor Plan as in effect on March 1, 2007 shall be available under the Plan with respect to the Participant's Separate Account attributable to the Valor Plan (and, as applicable, attributable to a particular sub-account under the Valor Plan):

(1)	On or after a Participant's Settlement Date, single sum payment.

(2)	While still employed by a member of the Controlled Group, withdrawal of account upon attainment of age 59-1/2.

(3)	While still employed by a member of the Controlled Group, withdrawal of "employee contributions" sub-account at any time.

(4)	While still employed by a member of the Controlled Group, withdrawal of "rollover contributions" sub-account at any time.

(5)	While still employed by a member of the Controlled Group, withdrawal of vested employer contributions maintained in the Participant's account for at least 24 months.

20.04	Merger of Windstream Profit-Sharing Plan
Provisions regarding the merger of the Windstream Profit-Sharing Plan into the Plan, effective as of March 1, 2007, are set forth in Appendix B.

20.05	Merger of The Concord Telephone Company Employees' Savings Plan
Merger. Effective as of December 28, 2007, The Concord Telephone Company Employees' Savings Plan (the "CT Plan") was merged into and made a part of the Plan.
For purposes of clarity, the following forms of payment and in-service withdrawal provisions that were available under the CT Plan as in effect on December 28, 2007 shall be available under the Plan with respect to the Participant's Separate Account attributable to the CT Plan (and, as applicable, attributable to a particular sub-account under the CT Plan):

(1)	On or after a Participant's Settlement Date, single sum payment.

(2)	Periodic payments following severance from employment, but only for participants (or beneficiaries) who had commenced periodic payments under the CT Plan prior to January 1, 2002.

20.06	Merger of the Lexcom 401(k) Plan
Merger. Effective as of March 15, 2010, the Lexcom 401(k) Plan was merged into and made a part of the Plan.
For purposes of clarity, the following forms of payment and in-service withdrawal provisions that were available under the Lexcom 401(k) Plan as in effect on March 15, 2010 shall be available under the Plan with respect to the Participant’s Separate Account attributable to the Lexcom 401(k) Plan (and, as applicable, attributable to a particular sub-account under the Lexcom 401(k) Plan):

(1)	On or after a Participant’s Settlement Date, single sum payment.

(2)
Installments for participants (and beneficiaries) required to receive minimum required distributions in accordance with Section 401(a)(9) of the Internal Revenue Code, but only for participants (beneficiaries) who have commenced installment payments prior to March 15, 2010.

(3)	In-service withdrawal of amounts attributable to elective deferrals, employer matching contributions, and employer nonelective contributions upon attainment of age 59-1/2.

(4)
In-service hardship withdrawals of amounts attributable to elective deferrals (excluding any earnings on the elective deferrals credited after December 31, 1988). (For purposes of clarity, following the merger, hardship shall be determined under Article XIX of the Plan).

(5)	In-service withdrawals of amounts attributable to rollover contributions at any time.

(6)	In-service withdrawal of elective deferrals, employer matching contributions, and employer non-elective contributions upon disability.

20.07	Merger of the D&E Communications, Inc. Employees' 401(k) Savings Plan
Merger. Effective as of April 1, 2010, the D&E Communications, Inc. Employees' 401(k) Savings Plan (the "D&E 401(k) Plan") was merged into and made a part of the Plan.
For purposes of clarity, the following forms of payment and in-service withdrawal provisions that were available under the D&E 401(k) Plan as in effect on April 1, 2010 shall be available under the Plan with respect to the Participant’s Separate Account attributable to the D&E 401(k) Plan (and, as applicable, attributable to a particular sub-account under the D&E 401(k) Plan):

(1)	On or after a Participant’s Settlement Date, single sum payment.

(2)	Installment form of payment, but only for participants (or beneficiaries) who have commenced installments prior to June 27, 2003.

(3)	Life annuity: qualified joint and 50%-100% survivor annuity, but only for participants (or beneficiaries) who have commenced payment prior to June 27, 2003.

(4)	Optional annuity payment (10 year certain and life annuity), but only for participants (or beneficiaries) who have commenced payment prior to June 27, 2003.

(5)	In-service withdrawal of account balance upon attainment of age 59-1/2.

(6)	In-service withdrawals of amounts attributable to rollover contributions at any time.

(7)
In-service hardship withdrawals of account balance attributable to deferral contributions (excluding any earnings on deferral contributions accrued after the later of December 31, 1988 or the last day of the last Plan Year ending before July 1, 1989). (For purposes of clarity, following the merger, hardship shall be determined under Article XIX of the Plan).

(8)	In-service withdrawals of matching employer contributions in the Telebeam, Inc. 401(k) Plan available after 24 months.

(9)	In-service withdrawal of frozen employee after-tax contributions.

20.08	Merger of the Conestoga Telephone & Telegraph Local 1671 Tax Deferred Retirement Plan
Merger. Effective as of April 1, 2010, the Conestoga Telephone & Telegraph Local 1671 Tax Deferred Retirement Plan (the "Conestoga 401(k) Plan") was merged into and made a part of the Plan.
For purposes of clarity, the following forms of payment and in-service withdrawal provisions that were available under the Conestoga 401(k) Plan as in effect on April 1, 2010 shall be available under the Plan with respect to the Participant’s Separate Account attributable to the Conestoga 401(k) Plan (and, as applicable, attributable to a particular sub-account under the Conestoga 401(k) Plan):

(1)	On or after a Participant’s Settlement Date, single sum payment.

(2)	Installment form of payments (periodic payments), but only for participants (or beneficiaries) who have commenced periodic payments prior to March 8, 2010.

(3)	Annuities, but only for participants (or beneficiaries) who have commenced payment prior to March 8, 2010.

(4)	In-service withdrawals of account balance upon attainment of age 59-1/2.

(5)
In-service hardship withdrawals of account balance attributable to deferral contributions (excluding any earnings on deferral contributions accrued after the later of December 31, 1988 or the last day of the last Plan Year ending before July 1, 1989). (For purposes of clarity, following the merger, hardship shall be determined under Article XIX of the Plan).

(6)	In-service withdrawals of amounts attributable to rollover contributions at any time.

(7)	In-service withdrawals of account balance attributable to employer match contributions at any time.

20.09	Merger of the NuVox Communications, Inc. Profit Sharing 401(k) Plan
Merger. Effective as of July 7, 2010, the NuVox Communications, Inc. Profit Sharing 401(k) Plan (the "NuVox 401(k) Plan") was merged into and made a part of the Plan.
For purposes of clarity, the following forms of payment and in-service withdrawal provisions that were available under the NuVox 401(k) Plan as in effect on July 7, 2010 shall be available under the Plan with respect to the Participant's Separate Account attributable to the NuVox 401(k) Plan (and, as applicable, attributable to a particular sub-account under the NuVox 401(k) Plan):

(1)	On or after a Participant's Settlement Date, single sum payment.

(2)
Installment form of payment and installment or partial payment minimum required distribution in accordance with Section 401(a)(9), but only for participants (or beneficiaries) who have commenced such installments or partial payments on or prior to July 7, 2010.

(3)	In-service withdrawal of amounts attributable to elective deferrals, employer-matching contributions, and employer nonelective contributions upon attainment of age 59-1/2.

(4)	In-service withdrawals of amounts attributable to rollover contributions at any time.

(5)
In-service hardship withdrawals of account balance attributable to elective deferrals (excluding earnings). (For purposes of clarity, following the merger, hardship shall be determined under Article XIX of the Plan).

20.10	Merger of the Iowa Telecom Savings Plan

Merger. Effective as of December 31, 2010, the Iowa Telecom Savings Plan (the "Iowa Plan") was merged into and made a part of the Plan.
For purposes of clarity, the following forms of payment and in-service withdrawal provisions that were available under the Iowa Plan as in effect on December 31, 2010 shall be available under the Plan with respect to the Participant's Separate Account attributable to the Iowa Plan (and, as applicable, attributable to a particular sub-account under the Iowa Plan):

(1)	On or after a Participant's Settlement Date, single sum payment.

(2)	Installment form of payment, but only for participants (or beneficiaries) who have commenced such installments prior to December 31, 2010.

(3)	In-service withdrawal of account balance upon attainment of age 59-1/2.

(4)
In-service withdrawals of amounts attributable to after-tax contributions, subject to the following: allowed once in any six-month period, and, if the after-tax contributions were matched, only amounts attributable to after-tax contributions maintained in the account for at least 24 months are available for in-service withdrawals.

(5)	In-service hardship withdrawals of deferral contributions. (For purposes of clarity, following the merger, hardship shall be determined under Article XIX of the Plan).

(6)	In-service withdrawals of amounts attributable to after-tax contributions from the Lakedale Telephone Company Savings Incentive Plan at any time.

(7)	In-service withdrawals of amounts attributable to rollover contributions at any time.

20.11	Merger of the Iowa Telecom Hourly Savings Plan
Merger. Effective as of December 31, 2010, the Iowa Telecom Hourly Savings Plan (the "Iowa Hourly Plan") was merged into and made a part of the Plan.
For purposes of clarity, the following forms of payment and in-service withdrawal provisions that were available under the Iowa Hourly Plan as in effect on December 31, 2010 shall be available under the Plan with respect to the Participant's Separate Account attributable to the Iowa Hourly Plan (and, as applicable, attributable to a particular sub-account under the Iowa Hourly Plan):

(1)	On or after a Participant's Settlement Date, single sum payment.

(2)	Installment form of payment, but only for participants (or beneficiaries) who have commenced such installments prior to December 31, 2010.

(3)	In-service withdrawal of account balance upon attainment of age 59-1/2.

(4)
In-service withdrawals of amounts attributable to after-tax contributions, subject to the following: allowed once in any six-month period, and, if the after-tax contributions were matched, only amounts attributable to after-tax contributions maintained in the account for at least 24 months are available for in-service withdrawals.

(5)	In-service hardship withdrawals of deferral contributions. (For purposes of clarity, following the merger, hardship shall be determined under Article XIX of the Plan).

(6)	In-service withdrawals of amounts attributable to rollover contributions at any time.

20.12	Merger of the Hosted Solutions Acquisition, LLC 401(k) Plan
Merger. Effective as of April 1, 2011, the Hosted Solutions Acquisition, LLC 401(k) Plan (the "Hosted Solutions Plan") was merged into and made a part of the Plan.
For purposes of clarity, the following forms of payment and in-service withdrawal provisions that were available under the Hosted Solutions Plan as in effect on April 1, 2011 shall be available under the Plan with respect to the Participant's Separate Account attributable to the Hosted Solutions Plan (and, as applicable, attributable to a particular sub-account under the Hosted Solutions Plan):

(1)	On or after a Participant's Settlement Date, single sum payment.

(2)	In-service withdrawal of account balance upon attainment of age 59-1/2.

(3)	In-service withdrawals of account balance upon disability for participants in the Hosted Solutions Plan as of April 1, 2010.

(4)	In-service withdrawals of amounts attributable to rollover contributions at any time.
Following the merger of the Hosted Solutions Plan into the Plan, (i) hardship withdrawals as provided in Article XIX of the Plan shall apply to the amounts attributable to the "401k

Deferral" sub-account (excluding any earnings) under the Hosted Solutions Plan and (ii) the small benefit cash out as provided in Section 15.04 shall apply to the Participant's Separate Account (including the amounts attributable to the Hosted Solutions Plan).

20.13	Merger of the PAETEC Holding Corp. 401(k) Plan
Provisions regarding the merger of the PAETEC Holding Corp. 401(k) Plan into the Plan, effective as of September 19, 2012, are set forth in Appendix C.

20.14	Transfer of Accounts from Network Telephone 401(k) Profit Sharing Plan to the Plan
Transfer. Effective as of October 1, 2013, the accounts under the Network Telephone 401(k) Profit Sharing Plan (the “Network Plan") of participants in the Network Plan who were employees of Network Telephone Corporation or member of the Controlled Group on August 9, 2013 (the “Network Accounts”) were transferred to and made a part of the Plan.
For purposes of clarity, the following forms of payment and in-service withdrawal provisions that were available for the Network Accounts under the Network Plan as in effect on October 1, 2013 shall be available under the Plan with respect to the Participant's Separate Account attributable to the Network Accounts (and, as applicable, attributable to a particular sub-account under the Network Accounts):

(1)	On or after a Participant's Settlement Date, single sum payment.

(2)	On or after a Participant’s Settlement Date, installments, but only for Participants (or Beneficiaries) who have commenced installments prior to October 1, 2013.

(3)	In-service withdrawals upon attainment of age 59-1/2.

(4)	In-service withdrawals of amounts attributable to rollover contributions at any time.

Following the transfer of the Network Accounts to the Plan, (i) hardship withdrawals as provided in Article XIX of the Plan shall apply to the amounts attributable to the "Elective Deferrals" sub-account (excluding any earnings) under the Network Accounts and (ii) the small benefit cash out as provided in Section 15.04 shall apply to the Participant's Separate Account (including the amounts attributable to the Network Accounts).

20.15	Merger of the BOB, LLC 401(k) Plan
Merger. Effective as of March 2, 2015, the BOB, LLC 401(k) (the "Bob Plan") was merged into and made a part of the Plan.
For purposes of clarity, the following forms of payment and in-service withdrawal provisions that were available under the Bob Plan as in effect on March 2, 2015 shall be available under the Plan with respect to the Participant's Separate Account attributable to the Bob Plan (and, as applicable, attributable to a particular sub-account under the Bob Plan):

(1)	On or after a Participant's Settlement Date, single sum payment.

(2)
In-service withdrawals upon Total and Permanent Disability, which means a physical or mental condition of a participant resulting from bodily injury, disease, or mental disorder which renders such participant incapable of continuing any gainful occupation and which condition constitutes total disability under the federal Social Security Act.

(3)	In-service withdrawals of amounts attributable to rollover contributions at any time.

Following the merger of the Bob Plan into the Plan, (i) hardship withdrawals as provided in Article XIX of the Plan shall apply to the amounts attributable to the "Elective Deferrals" sub-account (excluding any earnings) under the Bob Plan, (ii) withdrawals on or after age 59-1/2 as provided in Article XIX shall apply to amounts attributable to the "Elective Deferrals" sub-account and the “Qualified Employer Non-Elective Contributions” sub-account under the Bob Plan, and (iii) the small benefit cash out as provided in Section 15.04 shall apply to the Participant's Separate Account (including the amounts attributable to the Bob Plan).

ARTICLE XXI
EFFECTIVE DATES

21.01	Effective Date
The effective date of this restatement of the Plan is January 1, 2015, except as otherwise specifically provided.

21.02	PPA and Other Legislation Effective Dates
This restatement of the Plan is intended to be in good faith compliance with the requirements of the Pension Protection Act of 2006 ("PPA"), Heroes Earnings Assistance and Relief Act of 2008 ("Heart Act"), Worker, Retiree, Employer Recovery Act of 2008 ("WRERA"), the Small Business Jobs Act of 2010 (“SBJA”), and the American Taxpayer Relief Act of 2012 (collectively the “Legislation”) and is to be construed in accordance with the Legislation and guidance issued thereunder. Unless otherwise specifically provided by the terms of the Plan, this document is effective with respect to each change made to satisfy the provisions of (i) the Legislation, (ii) any other change in the Code or ERISA, or (iii) regulations, rulings, or other published guidance issued under the Code or ERISA, as of the first date such change became required by reason of such provision and shall also be effective with respect to any plan directly or indirectly merged (including a transfer of assets and liabilities from any plan in accordance with section 414(l) of the Code) into the Plan as of the first day of the first period with respect to which such change became required because of such provision (including any day that became such as a result of an election or waiver and including for periods prior to the merger to the extent so required). Accordingly, the Plan is also an amendment to any plan directly or indirectly merged into the Plan but only with respect to such compliance amendments and shall not be construed to expand the definition of "eligible employee," change benefit rates, or otherwise change any substantive provision of any plan merged into the Plan that is not directly affected by a compliance amendment prior to the merger date.
EXECUTED this 23 day of December, 2015.

WINDSTREAM SERVICES, LLC

By: /s/ Emily Erkel
Title: Director - Benefits

APPENDIX A

Supplemental Formula(s) for Employees
Covered by Collective Bargaining Agreement
(a)    Valor. Subject to the terms of the applicable collective bargaining agreement, as amended from time to time, Valor Telecommunications of Texas, LP d/b/a Windstream Communications Southeast, or Windstream Communications of Kerrville, L.P., as applicable, shall make (i) on behalf of each eligible employee (as defined below) who is an employee covered by the collective bargaining agreement between such employers and CWA Local 6171 (“Valor CBA”) and is eligible to participate in the Windstream Pension Plan, a Supplemental Employer Matching Contribution in an amount equal to 50% of the first 6% of the Participant's Compensation in such employment that he contributes to the Plan as Salary Deferral Contributions for the Plan Year and (ii) on behalf of each eligible employee (as described below) who is an employee covered by the Valor CBA and is not eligible to participate in the Windstream Pension Plan (i.e., individuals hired, rehired or transferred into employment subject to the Valor CBA after February 28, 2014), a Supplemental Employer Matching Contribution in an amount equal to (A) 100% of the first 3% of the Participant’s Compensation that he contributes to the Plan as Salary Deferral Contributions for the Plan Year, plus (B) 50% of the next 2% of the Participant’s Compensation that he contributes to the Plan as Salary Deferral Contributions for the Plan Year.
As soon as administratively practicable following the end of the Plan Year, Supplemental Employer Matching Contributions shall be made by the Employer and allocated to each Participant who is eligible to receive Supplemental Employer Matching Contributions. A person is eligible to receive Supplemental Employer Matching Contributions for a Plan Year only if he is employed as an Eligible Employee (i.e., in a position covered by the Valor CBA) during the Plan Year (and only with respect to the Participant’s Compensation and Salary Deferral Contributions for the portion of the Plan Year that is attributable to the period when the Participant was an Eligible Employee (i.e., in a position covered by the Valor CBA)). If the Supplemental Employer Matching Contribution is made in common stock of Windstream Holdings, Inc., the account made on behalf of each Participant shall be increased by $0.03 for each share of common stock of Windstream Holdings, Inc. that is allocated to the account of the Participant.
(b)    Iowa – CWA 7172 (effective prior to May 13, 2015). Subject to the terms of the applicable collective bargaining agreement, effective prior as amended from time to time, Windstream Iowa Telecommunications, Inc. shall make (i) on behalf of each Participant who is an employee covered by a collective bargaining agreement between the Windstream Iowa Telecommunications, Inc. and CWA Local 7172 (the “Iowa 7172 CBA”), a Supplemental Employer Matching Contribution in an amount equal to 50% of the first 6% of the Participant's Compensation in such employment that he contributes to the Plan as Salary Deferral Contributions for the applicable payroll period, and (ii) on behalf of each Participant who (a)

is an employee covered by the Iowa 7172 CBA, (b) is not eligible to participate in a defined benefit pension plan of the Controlled Group, and (c) is employed by the Employer or other member of the Controlled Group on the last day of the Plan Year or became disabled (within the meaning of the Employer's long-term disability plan), retired (later of age 65 or 5th anniversary of plan participation) or died during the Plan Year, a Nonelective Employer Contribution in an amount equal to 3% of the Participant's Compensation in such employment. The Supplemental Employer Matching Contribution shall be made as soon as administratively practicable following each payroll period. The Nonelective Employer Contributions shall be made as soon as administratively practicable following the end of the Plan Year. For purposes of this paragraph, Compensation shall mean wages as defined in Section 3401(a) of the Code, but determined (a) without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed, (b) by including amounts that are not includable in the gross income of the Employee under a salary reduction agreement by reason of the application of Section 125, 132(f)(4), 402(g)(3), 402(h), 403(b), or 457, and (c) by excluding the following amounts: (I) overtime pay, (II) the value of restricted stock or of a qualified or a non-qualified stock option granted to the Employee by the Employer to the extent such value is includable in the Employee's taxable income, (III) bonuses (except Iowa Telecom Bonus Incentive Plan payments), and (IV) commissions (except sales commissions and bonuses pursuant to a written agreement). In no event, however, shall the Compensation of the Employee taken into account under the Plan for a Plan Year exceed the dollar limitation under Section 401(a)(17)(A) of the Code, subject to adjustment annually as provided in Section 401(a)(17) and Section 415 of the Code.
(c)    Iowa – CWA 7172 (effective on and after May 13, 2015). Subject to the terms of the applicable collective bargaining agreement, effective prior as amended from time to time, Windstream Iowa Telecommunications, Inc. shall make (i) on behalf of each Participant who is an employee covered by a collective bargaining agreement between the Windstream Iowa Telecommunications, Inc. and CWA Local 7172 (the “Iowa 7172 CBA”) and is otherwise eligible (as defined below),
(i) a Supplemental Employer Matching Contribution in an amount equal to (A) 100% of the first 3% of the Participant’s Compensation that he contributes to the Plan as Salary Deferral Contributions for the Plan Year, plus (B) 50% of the next 2% of the Participant’s Compensation that he contributes to the Plan as Salary Deferral Contributions for the Plan Year. As soon as administratively practicable following the end of the Plan Year, Supplemental Employer Matching Contributions shall be made by the Employer and allocated to each Participant who is eligible to receive Supplemental Employer Matching Contributions. A person is eligible to receive Supplemental Employer Matching Contributions for a Plan Year only if he is employed as an Eligible Employee (i.e., in a position covered by the Iowa 204 CBA) during the Plan Year (and only with respect to the Participant’s Compensation and Salary Deferral Contributions for the portion of the Plan Year that is attributable to the period when the Participant was an Eligible Employee (i.e., in a position covered by the Iowa 7172 CBA)).

(ii) a $6,500 Nonelective Employer Contribution as soon as administratively practicable after June 30, 2016 on behalf of any eligible Participant covered by the Iowa 7172 CBA who (i) was covered by the Windstream Pension Plan on June 30, 2016, and (iii) was an Eligible Employee on June 30, 2016.
(iii) on behalf of each Participant who (a) is an employee covered by the Iowa 7172 CBA, (b) is not eligible to participate in a defined benefit pension plan of the Controlled Group as of the last day of the Plan Year, and (c) is employed by the Employer or other member of the Controlled Group on the last day of the Plan Year or became disabled (within the meaning of the Employer's long-term disability plan), retired (later of age 65 or 5th anniversary of plan participation) or died during the Plan Year, a Nonelective Employer Contribution in an amount equal to 3% for the 2015 and 2016 Plan Years and 6% for the 2017 Plan Year (and no contributions for Plan Years thereafter) of the Participant's Compensation in such employment. As soon as administratively practicable following the end of the Plan Year, Nonelective Employer Contributions shall be made by the Employer and allocated to each Participant who is eligible to receive Nonelective Employer Contributions. For purposes of this clause (iii), Compensation shall mean wages as defined in Section 3401(a) of the Code, but determined (a) without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed, (b) by including amounts that are not includable in the gross income of the Employee under a salary reduction agreement by reason of the application of Section 125, 132(f)(4), 402(g)(3), 402(h), 403(b), or 457, and (c) by excluding the following amounts: (I) overtime pay, (II) the value of restricted stock or of a qualified or a non-qualified stock option granted to the Employee by the Employer to the extent such value is includable in the Employee's taxable income, (III) bonuses (except Iowa Telecom Bonus Incentive Plan payments), and (IV) commissions (except sales commissions and bonuses pursuant to a written agreement). In no event, however, shall the Compensation of the Employee taken into account under the Plan for a Plan Year exceed the dollar limitation under Section 401(a)(17)(A) of the Code, subject to adjustment annually as provided in Section 401(a)(17) and Section 415 of the Code.
(d)    Iowa – IBEW 204. Subject to the terms of the applicable collective bargaining agreement, as amended from time to time, Windstream Iowa Telecommunications, Inc. shall make on behalf of each eligible Participant who is an employee covered by a collective bargaining agreement between the Windstream Iowa Telecommunications, Inc. and IBEW Local 204 (the “Iowa 204 CBA”) and is otherwise eligible (as defined below), the following:
(i) a Supplemental Employer Matching Contribution in an amount equal to (A) 100% of the first 3% of the Participant’s Compensation that he contributes to the Plan as Salary Deferral Contributions for the Plan Year, plus (B) 50% of the next 2% of the Participant’s Compensation that he contributes to the Plan as Salary Deferral Contributions for the Plan Year. As soon as administratively practicable following the end of the Plan Year, Supplemental Employer Matching Contributions shall be made by the Employer and allocated to each Participant who is eligible to receive Supplemental Employer Matching Contributions. A person is eligible to receive Supplemental Employer Matching Contributions for a Plan Year only if he is employed as an Eligible Employee (i.e., in a position covered by the Iowa 204 CBA) during the Plan Year (and only with respect to the Participant’s Compensation and Salary Deferral Contributions for the portion of the Plan Year that is attributable to the period when the Participant was an Eligible Employee (i.e., in a position covered by the Iowa 204 CBA)).
(ii) on behalf of each Participant who (a) is an employee covered by the Iowa 204 CBA, (b) is not eligible to participate in a defined benefit pension plan of the Controlled Group, and (c) is employed by the Employer or other member of the Controlled Group on the last day of the Plan Year or became disabled (within the meaning of the Employer's long-term disability plan), retired (later of age 65 or 5th anniversary of plan participation) or died during the Plan Year, a Nonelective Employer Contribution in an amount equal to 3% of the Participant's Compensation in such employment. As soon as administratively practicable following the end of the Plan Year, Nonelective Employer Contributions shall be made by the Employer and allocated to each Participant who is eligible to receive Nonelective Employer Contributions. For purposes of this clause (ii), Compensation shall mean wages as defined in Section 3401(a) of the Code, but determined (a) without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed, (b) by including amounts that are not includable in the gross income of the Employee under a salary reduction agreement by reason of the application of Section 125, 132(f)(4), 402(g)(3), 402(h), 403(b), or 457, and (c) by excluding the following amounts: (I) overtime pay, (II) the value of restricted stock or of a qualified or a non-qualified stock option granted to the Employee by the Employer to the extent such value is includable in the Employee's taxable income, (III) bonuses (except Iowa Telecom Bonus Incentive Plan payments), and (IV) commissions (except sales commissions and bonuses pursuant to a written agreement). In no event, however, shall the Compensation of the Employee taken into account under the Plan for a Plan Year exceed the dollar limitation under Section 401(a)(17)(A) of the Code, subject to adjustment annually as provided in Section 401(a)(17) and Section 415 of the Code.
(e)    Nebraska. Subject to the terms of the applicable collective bargaining agreement, as amended from time to time, Windstream Nebraska, Inc. shall make on behalf of each Participant who is an employee covered by a collective bargaining agreement between the Windstream Nebraska, Inc. and CWA Local 7470 (the “Nebraska CBA”) and is otherwise eligible (as defined below), a Supplemental Employer Matching Contribution on behalf of any eligible Participant who is not eligible to participate in the Windstream Pension Plan (for purposes of clarity, a person is not eligible to participate in the Windstream Pension Plan (i) if he is hired after October 31, 2013 and irrevocably elects not to participate in the Windstream Pension Plan in accordance with such rules and procedures prescribed by the Plan Administrator, (ii) if he is hired on or before October 31, 2013 and irrevocably elects during the first quarter of 2014 not to continue participation in the Windstream Pension Plan in accordance with such rules and procedures prescribed by the Plan Administrator, or (iii) he is transferred into employment covered by the Nebraska CBA and irrevocably elects not to participate in the Windstream Pension Plan in accordance with such rules and procedures prescribed by the Plan Administrator) in an amount equal to:
(A)    100% of the first 3% of the Participant’s Compensation that he contributes to the Plan as Salary Deferral Contributions for the Plan Year, plus
(B)    50% of the next 2% of the Participant’s Compensation that he contributes to the Plan as Salary Deferral Contributions for the Plan Year.
As soon as administratively practicable following the end of the Plan Year, Supplemental Employer Matching Contributions shall be made by the Employer and allocated to each Participant who is eligible to receive Supplemental Employer Matching Contributions. A person is eligible to receive Supplemental Employer Matching Contributions for a Plan Year only if he is employed as an Eligible Employee (i.e., in a position covered by the Nebraska CBA) during the Plan Year (and only with respect to the Participant’s Compensation and Salary Deferral Contributions for the portion of the Plan Year that is attributable to the period when the Participant was both an Eligible Employee (i.e., in a position covered by the Nebraska CBA) and not eligible to participate in the Windstream Pension Plan during the Plan Year).
(f)    Conestoga. Subject to the terms of the applicable collective bargaining agreement, as amended from time to time, Windstream Conestoga, Inc. shall make a Supplemental Employer Matching Contribution on behalf of any eligible Participant covered by the collective bargaining agreement between Windstream Conestoga, Inc. and IBEW Local 1671 (the “Conestoga CBA”) and is otherwise eligible (as defined below) in an amount equal to:
(A)    100% of the first 3% of the Participant’s Compensation that he contributes to the Plan as Salary Deferral Contributions for the Plan Year, plus
(B)    50% of the next 2% of the Participant’s Compensation that he contributes to the Plan as Salary Deferral Contributions for the Plan Year.
As soon as administratively practicable following the end of the Plan Year, Supplemental Employer Matching Contributions shall be made by the Matching Employer and allocated to each Participant who is eligible to receive Supplemental Employer Matching Contributions. A person is eligible to receive Supplemental Employer Matching Contributions for a Plan Year only if he is employed as an Eligible Employee (i.e., in a position covered by the Conestoga CBA) during the Plan Year (and only with respect to the Participant’s Compensation and Salary Deferral Contributions for the portion of the Plan Year that is attributable to the period when the Participant was an Eligible Employee (i.e., in a position covered by the Conestoga CBA)). A person is eligible to receive Supplemental Employer Matching Contributions only with respect to the Participant’s Compensation and Salary Deferral Contributions for the portion of the Plan Year that is attributable to the period when the Participant was an Eligible Employee (in a position covered by the Conestoga CBA) during the Plan Year. For purposes of this paragraph, (i) “retired” means termination of employment on or after age 65 or when eligible for “Early Retirement” under Appendix DDD of Section 13.52 of the Windstream Pension Plan and (b) “disabled” means disabled under the Company’s long-term disability plan.

(g)    Kentucky. Subject to the terms of the applicable collective bargaining agreement, as amended from time to time, effective on and after January 1, 2016, Windstream Kentucky, LLC shall make a Supplemental Employer Matching Contribution on behalf of any eligible Participant covered by the collective bargaining agreement between Windstream Kentucky, LLC and CWA Local 3371 and 3372 (the “Kentucky CBA”) who (i) was employed on October 6, 2003 and covered by the 2003-06 collective bargaining agreement, (ii) opted-out of coverage under the Windstream Pension Plan in accordance with procedures and rules established by the Company effective as of January 1, 2016, and (iii) is otherwise eligible (as defined below) in an amount equal to:
(A)    100% of the first 3% of the Participant’s Compensation that he contributes to the Plan as Salary Deferral Contributions for the Plan Year, plus
(B)    50% of the next 2% of the Participant’s Compensation that he contributes to the Plan as Salary Deferral Contributions for the Plan Year.
As soon as administratively practicable following the end of the Plan Year, Supplemental Employer Matching Contributions shall be made by the Matching Employer and allocated to each Participant who is eligible to receive Supplemental Employer Matching Contributions. A person is eligible to receive Supplemental Employer Matching Contributions for a Plan Year only if he is employed as an Eligible Employee (in a position covered by the Kentucky CBA) on the last day of the Plan Year or if the person died, retired or became disabled while employed as an Eligible Employee (in a position covered by the Kentucky CBA) during the Plan Year. A person is eligible to receive Supplemental Employer Matching Contributions only with respect to the Participant’s Compensation and Salary Deferral Contributions for the portion of the Plan Year that is attributable to the period when the Participant was an Eligible Employee (in a position covered by the Kentucky CBA) during the Plan Year. For purposes of this paragraph, (i) “retired” means termination of employment on or after age 65 or when eligible for “Early Retirement” under Appendix OO of Section 13.38 of the Windstream Pension Plan and (b) “disabled” means disabled under the Company’s long-term disability plan.

Subject to the terms of the applicable collective bargaining agreement, as amended from time to time, Windstream Kentucky, LLC shall make a $5,000 Nonelective Employer Contribution in the first quarter of 2016 on behalf of any eligible Participant covered by the collective bargaining agreement between Windstream Kentucky, LLC and CWA Local 3371 and 3372 (the “Kentucky CBA”) who (i) was employed on October 6, 2003 and covered by the 2003-06 collective bargaining agreement, (ii) opted-out of coverage under the Windstream Pension Plan in accordance with procedures and rules established by the Company effective as of January 1, 2016, and (iii) was an Eligible Employee on January 1, 2016.

(h)    National Pension Agreement. Subject to the terms of the National Pension Agreement, as amended from time to time, each Matching Employer shall make a Supplemental Employer Matching Contribution on behalf of any eligible Participant covered by the National Pension Agreement between Windstream Services, LLC and International Brotherhood of Electrical Workers and Communications Workers of America (the “NPA”) who is not eligible to participate in the Windstream Pension Plan (for purposes of clarity, a person who is both an “Eligible Employee” under the Windstream Pension Plan and covered by the NPA on February 29, 2012 is eligible to participate in Windstream Pension Plan, but only until his “Termination of Employment” under the Windstream Pension Plan or, if earlier, he otherwise ceases to be an “Eligible Employee” covered by the NPA) and is otherwise eligible (as defined below) in an amount equal to:
(a)    100% of the first 3% of the Participant’s Compensation that he contributes to the Plan as Salary Deferral Contributions for the Plan Year, plus
(b)    50% of the next 2% of the Participant’s Compensation that he contributes to the Plan as Salary Deferral Contributions for the Plan Year.
As soon as administratively practicable following the end of the Plan Year, Supplemental Employer Matching Contributions shall be made by the Matching Employer and allocated to each Participant who is eligible to receive Supplemental Employer Matching Contributions. A person is eligible to receive Supplemental Employer Matching Contributions of a Matching Employer for a Plan Year only if he is employed as an Eligible Employee (in a position covered by the NPA) on the last day of the Plan Year or if the person died, retired or became disabled while employed as an Eligible Employee (in a position covered by the NPA) during the Plan Year. A person is eligible to receive Supplemental Employer Matching Contributions only with respect to the Participant’s Compensation and Salary Deferral Contributions for the portion of the Plan Year that is attributable to the period when the Participant was an Eligible Employee (in a position covered by the NPA) during the Plan Year. For purposes of this paragraph, (i) “retired” means termination of employment on or after age 65 or when eligible for an “Early Retirement Pension” under the Windstream Pension Plan and (b) “disabled” means disabled under the Company’s long-term disability plan.

APPENDIX B

Merger of Windstream Profit-Sharing Plan Into the Plan
ARTICLE BI
MERGER PROVISIONS

B1.01        Definitions
Whenever used in this Appendix B with the initial letter capitalized, the following words and phrases shall have the following meanings unless a different meaning is plainly required by the context. Capitalized words not listed below shall have the meaning set forth in Article I unless a different meaning is plainly required by the context.
(i)    "Authorized Leave of Absence" shall mean any absence from regular employment authorized or excused by the Employer under its standard personnel practices, provided that all persons under similar circumstances shall be treated alike in the granting of such Authorized Leaves of Absence.
(j)    "Break in Service" shall mean a Computation Period during which an Employee does not complete more than 500 Hours of Service.
(k)    "Computation Period" shall mean each Plan Year, commencing with the Plan Year beginning January 1, 2007.
(l)    "Forfeiture" shall mean the non-vested portion of a Participant's Separate Account that is forfeited pursuant to B2.06.
(m)    "Hour of Service" for purposes of this Appendix B shall mean each hour, if any, that may be credited to a person in accordance with the provisions of Article BII on or after March 1, 2007.
(n)    "Profit-Sharing Plan" shall mean the Windstream Profit-Sharing Plan.
(o)    "Termination of Employment" shall mean a termination of employment with the Employer or other member of the Controlled Group following which the person is no longer employed by any member of the Controlled Group.
(p)    "Year of Service" shall mean a Computation Period during which an Employee completes at least 1,000 Hours of Service.
(q)    "Year of Vesting Service" shall mean a Computation Period during which an Employee is credited with a Year of Service for purposes of determining his vested interest in his

Separate Account. The determination of Years of Vesting Service for certain Employees may be modified by Section B2.04.
B1.02        Merger
Effective as of March 1, 2007, the Profit-Sharing Plan was merged into and made a part of the Plan, and the trust fund maintained in connection with the Profit-Sharing Plan were added to the assets of the Trust Fund to be disposed of under the terms, conditions, and provisions of the Plan and the Trust. On and after March 1, 2007, the general provisions of the Plan shall govern with respect to the interests under the Profit-Sharing Plan of all persons except (i) as otherwise expressly provided in this Appendix B and (ii) to the extent the general provisions of the Plan are inconsistent with any provisions of the Profit-Sharing Plan that may not be eliminated under Section 411(d)(6) of the Code (and the regulations thereunder).
For purposes of clarity, the following forms of payment that were available under the Profit-Sharing Plan as in effect on March 1, 2007 shall be available under the Plan with respect to the Participant's Separate Account attributable to the Profit-Sharing Plan (and, as applicable, attributable to a particular sub-account under the Profit-Sharing Plan):
(a)    On or after a Participant's Settlement Date, single sum payment.
(b)    On or after a Participant's Settlement Date, distribution in the form of installment payments or minimum required distributions, but only with respect to a Participant or Beneficiary who had commenced distribution in such form under the Profit-Sharing Plan on or before February 28, 2007. If a Participant receiving installment payments or minimum required distributions in accordance with this paragraph (b) dies, his Beneficiary shall receive distribution of the remainder of the payments or distributions beginning as soon as reasonably practicable following the Participant's date of death. A Participant or Beneficiary described in this paragraph (b) may elect to receive a single sum payment of the entire remaining balance of the vested portion of the Participant's Separate Account (in lieu of any further payments or distributions).
B1.03        Accounts
As of March 1, 2007, Separate Accounts were established in accordance with the provisions of Section 11.07 in the name of each person who as of March 1, 2007 was a participant or beneficiary with an interest under the Profit-Sharing Plan (and for whom a Separate Account has not already been established). As of the date the assets of the trust fund of the Profit-Sharing Plan are received by the Trustee and deposited in the Trust Fund, there shall be credited to each such Separate Account or Sub-Account, as applicable, the value of such person's prior separate account or sub-account of the corresponding type under the Profit-Sharing Plan as certified to the Plan Administrator by the plan administrator of the Profit-Sharing Plan.

B1.04        Loans
Notwithstanding anything to the contrary in Article XVIII, a loan shall not be available from the portion of the Participant's Separate Account that is attributable to the Profit-Sharing Plan. For purposes of clarity, in applying the limitation in Section 18.01 that no loan in excess of 50 percent of the Participant's vested interest under the Plan shall be made from the Plan, the Participant's vested interest attributable to the Profit-Sharing Plan is included as part of the Participant's vested interest.
B1.05        2006 Plan Year Contribution
If the annual employer contribution for the 2006 plan year is not made to the Profit-Sharing Plan prior to the merger of the Profit-Sharing Plan into the Plan, the annual employer contribution shall be made to the Plan in the same manner and under the same conditions as such annual employer contribution would have been made under the Profit-Sharing Plan as in effect on March 1, 2007.
B1.06        Vesting
Notwithstanding anything to the contrary in Section 9.03, a Participant shall have a fully vested and nonforfeitable interest in his Separate Account attributable to the Profit-Sharing Plan as follows:
(a)    The portion of the Participant's Separate Account attributable to "after-tax" or "rollover" contributions under the Profit-Sharing Plan shall be fully vested and nonforfeitable.
(b)    The portion of the Participant's Separate Account that is attributable to employer contributions under the Profit-Sharing Plan (including the 2006 plan year contribution described in Section B1.05) shall be fully vested and nonforfeitable on the first to occur of the following:

(i)	His attainment of Normal Retirement Age while an Employee.

(ii)	His Termination of Employment by reason of his Total and Permanent Disability.

(iii)	His Termination of Employment by reason of his death.

(iv)	His completion of five or more Years of Vesting Service.

(v)	Termination of the Plan pursuant to Section 5.01.
B1.07        Beneficiary Designation
If there is no beneficiary designation in effect under Article XVII on March 1, 2007 and there is a beneficiary designation in effect under the Profit-Sharing Plan on March 1, 2007, effective as of March 1, 2007, the participant's beneficiary designation under the

Profit-Sharing Plan shall be his beneficiary designation under Article XVII. The beneficiary designation shall be subject to the provisions of Article XVII (including revocation).
If there is no beneficiary designation in effect under Article XVII on March 1, 2007 and there is no beneficiary designation in effect under the Profit-Sharing Plan on March 1, 2007, effective as of March 1, 2007, Article XVII of the Plan shall apply to determine the beneficiary with respect to the Separate Accounts or Sub-Accounts established under Section 20.03(b) of the Plan (or previously established under the Plan).
If there is a beneficiary designation in effect under Article XVII on March 1, 2007, effective as of March 1, 2007, the beneficiary designation under the Profit-Sharing Plan, if any, shall be void and have no further effect. Article XVII of the Plan shall apply to determine the beneficiary with respect to the Separate Accounts or Sub-Accounts established under Section 20.03(b) of the Plan (or previously established under the Plan).

ARTICLE BII
SERVICE, VESTING, AND FORFEITURES
B2.01        Crediting of Hours of Service
(a)    An Employee shall be credited with an Hour of Service for:

(i)
Each hour for which the Employee is directly or indirectly compensated or entitled to compensation by the Employer or any other member of the Controlled Group for the performance of duties during the applicable Computation Period;

(ii)
Subject to the provisions of Section B2.02, each hour for which the Employee is directly or indirectly compensated or entitled to compensation by the Employer or any other member of the Controlled Group (irrespective of whether the employment relationship has terminated) for reasons other than the performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay‑off, military duty or leave of absence) during the applicable Computation Period; and

(iii)
Each hour for which back pay is awarded or agreed to by the Employer or any other member of the Controlled Group without regard to mitigation of damages (provided that the same Hours of Service shall not be credited under both this paragraph (iii) and paragraph (i) or (ii) above).

(b)    Solely for the purpose of determining whether a Participant has incurred a Break in Service, Hours of Service shall be recognized for a "maternity or paternity leave of absence" as specified herein. A "maternity or paternity leave of absence" means an absence from work for any period by reason of the Participant's pregnancy, birth of the Participant's child, placement of a child with the Participant in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the Computation Period in which the absence from work begins, if the Employee would otherwise incur a Break in Service in such Computation Period, or, in any other case, in the immediately following Computation Period. The Hours of Service credited for a maternity or paternity leave of absence shall be those which would normally have been credited but for such absence, or, in any case in which the Plan Administrator is unable to determine such hours normally credited, 8 Hours of Service per day. The total Hours of Service required to be credited for a maternity or paternity leave of absence shall not exceed 501. An absence from work will be treated as a maternity and paternity leave of absence only if and to the extent that the Employee timely furnishes to the Plan Administrator such information as it may reasonably require to establish that the absence is a maternity and paternity leave of absence as defined herein and to establish the number of days of absence attributable to maternity and paternity leave.
(c)    If an Employee has been granted an Authorized Leave of Absence, he shall be credited with Hours of Service as if he had been compensated by the Employer for what would have been his regularly scheduled hours of work during the period of such Authorized Leave of Absence. An Employee for whom records of his actual numbers of Hours of Service are not normally maintained shall be credited with 10 Hours of Service for each day of his Authorized Leave of Absence.
(d)    Notwithstanding the provisions of subsection (a) above, an Employee for whom records of his actual number of Hours of Service are not normally maintained shall be credited with 10 Hours of Service for each day he would be required to be credited with at least one Hour of Service.
B2.02        Limitations on Crediting of Hours of Service
In the application of the provisions of paragraph (ii) of subsection (a) of Section B2.01, the following shall apply:
(a)    No more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single Computation Period).
(b)    An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed, is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws.
(c)    Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.
(d)    A payment shall be deemed to be made by or due from the Employer or any other member of the Controlled Group regardless of whether such payment is made by or due from the Employer or any other member of the Controlled Group directly or indirectly through, among others, a trust fund, or insurer, to which the Employer or other member of the Controlled Group contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.
B2.03        Department of Labor Rules
The provisions of Department of Labor Regulations Sections 2530.200b‑2(b) and (c) are incorporated herein by reference.

B2.04        Years of Vesting Service
The following provisions shall apply in determining the Years of Vesting Service for the Employees specified in such provisions:
(a)    Each "Year of Vesting Service" under the Profit-Sharing Plan as of December 31, 2006 shall be credited as a Year of Vesting Service under the Plan. "Hours of Service" under the Profit-Sharing Plan" for the period beginning January 1, 2007 through March 1, 2007 shall be included in determining a Year of Vesting Service under the Plan for the Computation Period beginning January 1, 2007.
(b)    There shall be no duplication of service under the Plan, the Profit-Sharing Plan or any other Prior Plan by reason of any restoration or granting of service, nor shall more than one Year of Vesting Service be granted in respect of any one Computation Period.
B2.05        Vesting Following Break in Service
If a former Employee is reemployed after a Break in Service and is subsequently credited with a Year of Vesting Service, such Employee shall be credited, for purposes of vesting, with both his pre‑Break in Service Years of Vesting Service and his post‑Break in Service Years of Vesting Service.
B2.06        Forfeitures
If a Participant who has a Termination of Employment (including a termination of employment under the Profit-Sharing Plan on or before February 28, 2007) is not 100% vested in his Separate Account, the non-vested portion of his Separate Account shall be forfeited as follows:
(a)    If the Participant has no vested interest in his Separate Account, the non-vested balance of the Participant's Separate Account shall be a Forfeiture at the end of the Plan Year in which his Termination of Employment occurs; provided that he has not returned to employment prior to such date.
(b)    If the value of a Participant's vested interest in his Separate Account as of the date of distribution does not exceed $5,000 resulting in his receipt of a single sum payment pursuant to Section 15.04, the non-vested portion of the Participant's Separate Account shall be a Forfeiture at the end of the Plan Year in which the single sum payment occurs; provided that he has not returned to employment prior to such date; and provided, further, that such distribution occurs prior to the end of the second Plan Year beginning on or after the Participant's Termination of Employment.
(c)    If the value of a Participant's vested interest in his Separate Account as of the date of distribution exceeds $5,000 and the Participant is eligible for and consents in writing to a single sum payment of his vested interest in his Separate Account, the non-vested portion of the Participant's Separate Account shall be a Forfeiture at the end of the Plan Year in which the single sum payment occurs; provided that he has not returned to employment prior to such date; and provided, further, that such distribution occurs prior to the end of the second Plan Year beginning on or after the Participant's Termination of Employment.
(d)    If paragraphs (a), (b) and (c) of this Section B2.06 are not applicable, the non-vested portion of the Participant's Separate Account shall be a Forfeiture at the end of the Plan Year in which the Participant incurs five consecutive one-year Breaks in Service; provided that he has not returned to employment prior to such date.
Forfeitures shall be used for restoration purposes under Section B2.07 and to provide allocations under Section B1.05 for eligible employees for whom an allocation was erroneously omitted, if any. To the extent that Forfeitures are not used for the preceding purposes, the Forfeitures shall be used to pay administrative expenses of the Plan in accordance with Section 2.07, and to the extent Forfeitures are not exhausted by payment of administrative expenses, then the Forfeitures shall be applied against the Employer Contribution obligations in Article XIII.
B2.07        Restoration of Certain Forfeitures on Reemployment
If a Participant who had a Termination of Employment (including a termination of employment under the Profit-Sharing Plan on or before February 28, 2007) returns to employment prior to incurring five consecutive one‑year Breaks in Service (including "Breaks in Service" under the Profit-Sharing Plan), the amount previously forfeited by him (his Forfeiture) shall be restored to his Separate Account as of the last day of the Plan Year in which he returns to employment with an Employer, provided he has not had a Termination of Employment prior to such date. The funds for such restoration shall come first from Forfeitures allocated at the end of such Plan Year, to the extent available and, if necessary, thereafter from additional contributions to the Plan by the Employer.
B2.08        Election of Former Vesting Schedule
If the Company adopts an amendment to the Plan that directly or indirectly affects the computation of a Participant's vested interest in his Separate Account, any Participant with three or more Years of Vesting Service shall have a right to have his vested interest in his Separate Account continue to be determined under the vesting provisions in effect prior to the amendment rather than under the new vesting provisions, unless the vested interest of the Participant in his Separate Account under the Plan as amended is not at any time less than such vested interest determined without regard to the amendment. A Participant shall exercise his right under this Section B2.08 by giving written notice of his exercise thereof to the Plan Administrator within 60 days after the latest of (i) the date he receives notice of the amendment from the Plan Administrator, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted. Notwithstanding the foregoing, a Participant's vested interest in his Separate Account on the effective date of such an amendment shall not be less than his vested interest in his Separate Account immediately prior to the effective date of the amendment.
B2.09        Vesting Provision for Yellow Pages Employees
The following provisions shall apply to each Employee who was an employee of Windstream Yellow Pages, Inc. or Windstream Listing Management, Inc. (collectively "Yellow Pages") immediately prior to November 30, 2007 (i.e., the closing date of the Share Exchange Agreement with Welsh, Carson, Anderson & Stowe VIII, L.P., Welsh, Carson, Anderson & Stowe IX, L.P., WCAS Capital Partners III, L.P., Regatta Holding I, L.P., Regatta Holding II, L.P., and Regatta Holding III, L.P. (collectively "WCAS")) and who either continued employment with Yellow Pages or became an employee of WCAS or another WCAS' affiliate on November 30, 2007 (a "Yellow Pages Employee"):
(a)    Employment by a Yellow Pages Employee with WCAS or a WCAS' affiliate beginning November 30, 2007 (and ending with the date the Yellow Pages Employee's employment with WCAS and all WCAS' affiliates terminates) shall be considered to be employment with a member of the Controlled Group for purposes of determining the Years of Vesting Service of a Yellow Pages Employee.
(b)    Notwithstanding anything in Section B2.06 to the contrary, if a Participant who is a Yellow Pages Employee is not 100% vested in his Separate Account, the non-vested portion of his Separate Account shall be forfeited under Section B2.06 upon the earlier of (i) the end of the Plan Year in which the Participant incurs five consecutive one-year Breaks in Service or (ii) at the end of the Plan Year in which the Participant ceases to be employed by WCAS and all WCAS' affiliates; provided that he has not subsequently become vested in his Separate Account in accordance with Section B2.09(a) or returned to employment with the Controlled Group prior to such date.

APPENDIX C
Merger of the PAETEC Holding Corp. 401(k) Plan into the Plan

ARTICLE CI
MERGER PROVISIONS

C1.01        Merger
Effective as of September 19, 2012, the PAETEC Holding Corp. 401(k) Plan (the "Paetec Plan") was merged into and made a part of the Plan, and the trust fund maintained in connection with the Paetec Plan were added to the assets of the Trust Fund to be disposed of under the terms, conditions, and provisions of the Plan and Trust. On and after September 19, 2012, the general provisions of the Plan shall govern with respect to the interests under the Paetec Plan of all persons except (i) as otherwise expressly provided in this Appendix C and (ii) to the extent the general provisions of the Plan are inconsistent with any provisions of the Paetec Plan that may not be eliminated under Section 411(d)(6) of the Code (and the regulations thereunder).
For purposes of clarity, the following forms of payment and in-service withdrawal provisions that were available under the Paetec Plan as in effect on September 19, 2012 shall be available under the Plan with respect to the Participant's Separate Account attributable to the Paetec Plan (and, as applicable, attributable to a particular sub-account under the Paetec Plan):

(1)	On or after a Participant's Settlement Date, single sum payment.

(2)	On or after a Participant's Settlement Date, installment form of payment, but only for Participants (or Beneficiaries) who have commenced installments prior to September 14, 2012.

(3)
In-service withdrawal of account balance, except for the amount attributable to the money purchase pension account of the Allworx Corporation 401(k) Profit Sharing Plan and Trust as of October 31, 2008 (the “Money Purchase Pension Sub-Account”), upon attainment of age 59-1/2.

(4)	In-service withdrawal of account balance attributable to the Money Purchase Pension Sub-Account upon attainment of age 65.

(5)	Purchase of Qualified Joint and Survivor Annuity (as defined in Article CII) contract as normal form of payment for account balance attributable to the Money Purchase Pension Sub-Account.

(6)
Purchase of an annuity contract for account balance attributable to the Money Purchase Pension Sub-Account in the form of a joint and 75% survivor annuity (for the Participant’s life with the Participant’s Spouse as the survivor annuitant).

(7)
Following the death of a married Participant (under Federal law), purchase of a Qualified Preretirement Survivor Annuity (as defined in Article CII) contract as the normal form for account balance attributable to the Money Purchase Pension Sub-Account.

(8)	In-service withdrawals of amounts attributable to after-tax contributions at any time.

(9)	In-service hardship withdrawals of elective deferral contributions at any time.

(10)	In-service withdrawals of amounts attributable to rollover contributions at any time.

(11)	Distributions upon deemed severance from employment while performing military service pursuant to Section 414(u)(12)(B) of the Code.

Following the merger of the Paetec Plan into the Plan, (i) hardship withdrawals as provided in Article XIX of the Plan shall apply to the amounts attributable to the "elective deferral contributions" sub-account (excluding any earnings) under the Paetec Plan, (ii) the small benefit cash out as provided in Section 15.04 shall apply to the Participant's Separate Account (including the amounts attributable to the Paetec Plan), and (iii) the provisions in Article CII shall apply to the Money Purchase Pension Sub-Account.
C1.02        Accounts
As of September 19, 2012, Separate Accounts were established in accordance with the provisions of Section 11.07 in the name of each person who as of September 19, 2012 was a participant or beneficiary with an interest under the Paetec Plan (and for whom a Separate Account had not already been established). As of the date the assets of the trust fund of the Paetec Plan are received by the Trustee and deposited in the Trust Fund, there shall be credited to each such Separate Account or Sub-Account, as applicable, the value of such person's prior separate account or sub-account of the corresponding type under the Paetec Plan as certified to the Plan Administrator by the plan administrator of the Paetec Plan.
C1.03        Forfeitures
If a person who was a participant under the Paetec Plan (i) incurred a forfeiture under the Paetec Plan prior to September 19, 2012 (and such forfeiture has not been restored), (ii) resumes employment as an Employee under the Plan, and (iii) would have had the forfeiture restored under the Paetec Plan as in effect on September 19, 2012, such forfeiture shall be restored under the Plan in the same manner and under the same conditions as such forfeiture would have been restored under the Paetec Plan as in effect on September 19, 2012.
C1.04        Beneficiary Designations
Effective as of September 19, 2012, each beneficiary designation under the Paetec Plan shall be void and have no further effect. Article XVII of the Plan shall apply to determine the beneficiary with respect to the Separate Accounts or Sub-Accounts established under Section C1.02) of the Plan (or previously established under the Plan).
ARTICLE CII
QJSA AND QPSA PROVISIONS

C2.01        Money Purchase Pension Sub-Account
Notwithstanding any other provision of the Plan to the contrary, the provisions of this Article CII shall apply to the Money Purchase Pension Sub-Account.
C2.02        Definitions
For purposes of this Article CII, the following terms shall have the following meanings unless a different meaning is plainly required by the context:
The “automatic annuity form” means the form of annuity that will be purchased with the balance of the Participant’s Money Purchase Pension Sub-Account unless the Participant elects another form of payment.
A “qualified election” means an election that is made during the qualified election period in the manner prescribed by the Plan Administrator. A “qualified election” of a form of payment other than a Qualified Joint and Survivor Annuity or designating a Beneficiary other than the Participant’s Spouse to receive amounts otherwise payable as a Qualified Preretirement Survivor Annuity must include the written consent of the Participant’s Spouse (under Federal law), if any. A Participant’s Spouse will be deemed to have given written consent to the Participant’s election if the Participant establishes to the satisfaction of a Plan representative that Spousal consent cannot be obtained because the Spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and regulations issued thereunder. The Spouse’s written consent must acknowledge the effect of the Participant’s election, must, if applicable, specify the form of payment selected instead of a Qualified Joint and Survivor Annuity and that such form may not be changed (except to a Qualified Joint and Survivor Annuity) without written Spousal consent and must be witnessed by a Plan representative or notary public. Any written consent given or deemed to have been given by a Participant’s Spouse hereunder shall be irrevocable and shall be effective only with respect to such Spouse and not with respect to any subsequent Spouse.
The “qualified election period” with respect to the “automatic annuity form” means the 180 day period ending on the date distribution of his Money Purchase Pension Sub-Account is to be made. The “qualified election period” with respect to a Qualified Preretirement Survivor Annuity means the period beginning on the first day of the Plan Year in which the Participant attains age 35 or, if he terminates employment prior to such date, the day he terminates employment with his Employer and Controlled Group. A Participant whose employment has not terminated may make a “qualified election”

designating a Beneficiary other than his Spouse for the Money Purchase Pension Sub-Account prior to the Plan Year in which he attains age 35; provided, however, that such election shall cease to be effective as of the first day of the Plan Year in which the Participant attains age 35.
A “Qualified Joint and Survivor Annuity” means, for a married Participant (under Federal law), an immediate annuity that is payable for the life of the Participant with a survivor annuity payable for the life of the Participant’s Spouse that is equal to 50% of the amount of the annuity payable during the joint lives of the Participant and such Spouse and, for a Participant who is not married under Federal law, an immediate life annuity for the Participant’s life.
A “Qualified Preretirement Survivor Annuity” means an annuity payable for the life of a Participant’s Spouse if the married Participant (under Federal law) dies prior to the date distribution of his Money Purchase Pension Sub-Account is made. The Qualified Preretirement Survivor Annuity is only available with respect to a married Participant (under Federal law).
C2.03        Form of Payment
Unless a Participant elects an optional form of payment in the manner prescribed by the Plan Administrator pursuant to a qualified election during the qualified election period, distribution of the Money Purchase Pension Sub-Account shall be made to the Participant through the purchase of a single premium, nontransferable annuity contract in the form of the Qualified Joint and Survivor Annuity. Subject to the automatic annuity form and qualified election requirements described in this Article, a Participant may elect one of the following optional forms of payment for the Money Purchase Pension Sub-Account:
(a)    Single sum payment
(b)    Only for a married Participant (under Federal law), a single premium, nontransferable annuity contract in the form of a joint and 75% survivor annuity (for the Participant’s life with the Participant’s Spouse as the survivor annuitant).
If the Participant dies prior to the date distribution of his Money Purchase Pension Sub-Account is made and the Participant’s Beneficiary with respect to the Money Purchase Pension Sub-Account is his Spouse (under Federal law), distribution of the Money Purchase Pension Sub-Account shall be made to the Spouse through the purchase of a single premium, nontransferable annuity contract in the form of the Qualified Preretirement Survivor Annuity unless the Participant’s Spouse elects to receive payment of the Money Purchase Pension Sub-Account in the form of a single sum payment.
If the Participant dies prior to the date distribution of his Money Purchase Pension Sub-Account is made and the Participant’s Beneficiary with respect to the Money Purchase

Pension Sub-Account is not his Spouse under Federal law (either because the Participant is not married on the date of his death or the Participant has designated a person or persons other than his Spouse as Beneficiary with his Spouse’s written consent), payment of the Money Purchase Pension Sub-Account to the Beneficiary shall be made in the form of a single sum payment. A Participant may designate a person or person other than his Spouse as Beneficiary for the Money Purchase Pension Sub-Account (which is otherwise payable as a Qualified Preretirement Survivor Annuity) in the manner prescribed by the Plan Administrator pursuant to a qualified election during the qualified election period.
C2.04        Notice
For a Participant with a Money Purchase Pension Sub-Account, the notice provided in accordance with Section 15.03 shall also explain the terms and conditions of the automatic annuity form for the Money Purchase Pension Sub-Account, the Participant’s right to choose a form of payment other than the applicable annuity form, and the rights of the Participant’s Spouse.